Exhibit 99.1

                                                               November 28, 1999

CONFIDENTIAL

TigerTel Inc.
87 Skyway Avenue
Suite 200
Etobicoke, ON  M9W 6R3

Attention:        Donald H. Swift,
                  Chairman of the Board and
                  Chief Executive Officer

Dear Sirs:

This letter agreement (the "Agreement") sets out the terms and conditions upon which AT&T Canada Corp. (the "Purchaser") will make an offer (the "Offer"), on substantially the terms and conditions summarized in Schedule "A" forming part of this Agreement, to purchase all of the issued and outstanding common shares (including any common shares which may become outstanding pursuant to the exercise of outstanding options to acquire common shares) (the "Common Shares") of TigerTel Inc. (the "Company"). The term "Offer" shall include any amendments to, or extensions of, the Offer made in accordance with the terms of this Agreement, including, without limitation, removing or waiving any condition or extending the date by which Common Shares may be deposited.

The Purchaser has, concurrently with the execution of this Agreement, entered into a lock-up agreement with Applied Digital Solutions, Inc. ("Applied"), the Company's controlling shareholder (the "Applied Lock-up Agreement").

This Agreement  also sets out the agreement by the Company,  among other things,
(i) to recommend that the holders of the Common Shares accept the Offer, (ii) not to solicit expressions of interest for, or assist or encourage competing Offers for, the Common Shares, (iii) to complete the Exchangeable Share Redemption and (iv) to complete the Consolidated Technologies Disposition.

All references to dollar amounts in this Agreement are to Canadian dollars, unless otherwise stated. The definitions for capitalized terms used and not otherwise defined in the body of this Agreement are set out in Schedule "B" hereto.

1. Covenants of the Purchaser. Upon execution of this Agreement, the Purchaser will:

     (a) not later than December 2, 1999 (the "Proposed Offer Date"), make a take-over bid to purchase 100% of the Common Shares issued and outstanding as of such date, on substantially the terms and conditions summarized in Schedule "A" forming part of this Agreement;

     (b) subject to the satisfaction of the terms and conditions of the Offer, take-up and pay for Common Shares tendered under the Offer in accordance with Canadian securities laws;

     (c) prior to or concurrently with the Purchaser taking up and paying for the Common Shares tendered under the Offer, the Purchaser will provide funds to the Company or at the direction of the Company, provide funds to IBM Canada on behalf of the Company in an amount equal to the IBM Indebtedness; and

     (d) upon the last take-up and payment of Common Shares under the Offer, proceed expeditiously with a compulsory acquisition or subsequent acquisition transaction whereby holders of Common Shares will receive cash consideration per Common Share in a transaction which is at least as favourable to holders of Common Shares as the Offer.

     The Purchaser shall mail the Offer and accompanying take-over bid circular (such circular, together with the Offer, being referred to herein as the "Bid Circular") in accordance with applicable laws to each holder of Common Shares (a "Shareholder") not later than 11:59 p.m. (Toronto time) on the Proposed Offer Date (such time on such date being referred to herein as the "Latest Mailing Time"); provided, however, that if the mailing of the Offer is delayed by (i) an injunction or order made by a court or regulatory authority of competent jurisdiction or (ii) the Purchaser not having obtained any regulatory waiver, consent or approval which is necessary to permit it to mail the Offer or take up and pay for the Common Shares tendered under the Offer, then, provided that such injunction or order is being contested or appealed or such regulatory waiver, consent or approval is being actively sought, as applicable, the Latest Mailing Time shall be extended for a period ending on the fifth Business Day following the date on which such injunction or order ceases to be in effect or such waiver, consent or approval is obtained, as applicable, provided however that if such event has not occurred by December 2, 1999, this Agreement will terminate.

     The Offer will be made in accordance with applicable Laws and shall be open for acceptance for a minimum period of 20 business days and shall have an initial expiry date not later than December 30, 1999; provided, however, that the Offer shall not expire or be withdrawn and shall be extended for successive 10 day periods until the earlier of (i) 75 days after the date

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

     of the Offer, and (ii) the date which is 10 days after the Purchaser has publicly announced that the conditions set out in sections 4(b) and (c) of Schedule "A" have been satisfied or waived, and may be extended from time to time at the option of the Purchaser or as permitted in Schedule "A". The final date of expiry of the Offer in accordance with the foregoing is herein referred to as the "Expiry Time". The Bid Circular shall set forth a date of expiry of the Offer of not later than December 30, 1999. The Purchaser shall use all reasonable efforts to consummate the Offer, subject to the terms and conditions hereof and thereof. Any and all fees required to be paid in connection with filings under the Competition Act (Canada) shall be borne and paid equally by the Company and the Purchaser.

2. Conditions Precedent to the Obligations of the Purchaser. Notwithstanding the foregoing, the obligations of the Purchaser to make the Offer shall be subject to the satisfaction, on the Proposed Offer Date (or any earlier date on which the Purchaser proposes to make the Offer or on any later date on which the Offer is required to be made pursuant to section 1 hereof), of each of the following conditions precedent:

     (a)  each of the  conditions  set forth in  paragraphs  (d)  through (f) of section 4 of Schedule "A" hereto shall have been satisfied;

     (b) the Purchaser shall have entered into an Additional Lock-up Agreement with Cote 100 Inc., in form and substance satisfactory to the Purchaser, pursuant to which it has agreed to deposit 651,375 Common Shares under the Offer beneficially owned by accounts fully managed by it in accordance with the provisions of the Additional Lock-up Agreement;

     (c) TigerTel Services Limited ("TigerTel Services") shall have mailed to the holders of Exchangeable Shares a notice of special meeting and management information circular to consider, and, if deemed advisable, to pass, without variation, the Exchangeable Share Resolution within 2 Business Days of the acceptance of this Agreement by the Company; and

     (d) each of the Specified Representations and Warranties shall be true and correct in all respects, each of the other representations and warranties set forth in this Agreement shall be true and correct in all material respects, and the Company shall have performed in all respects any covenant or complied in all respects with any agreement to be performed by it under this Agreement prior to such date.

     The Company shall deliver to the Purchaser, prior to the making of the Offer by the Purchaser on the Proposed Offer Date (or any earlier date on which the Purchaser proposes to make the Offer or on any later date on which the Offer is required to be made pursuant to section 1 hereof), a


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

     certificate of two senior executive officers of the Company confirming, in such capacity, the matters set forth in paragraphs (a) through (d) above.

     The foregoing conditions precedent are for the sole benefit of the Purchaser and may be waived by the Purchaser in whole or in part at any time or from time to time.

3.   Circulars.

     (a) The Company hereby approves of and consents to the Offer and to the inclusion in the Bid Circular of reference to the determinations, approvals and recommendations of the Company's board of directors (the "Board") and of Yorkton Securities Inc. referred to in section 6(dd) hereof. The Company agrees to prepare and file in accordance with all applicable laws and make available for mailing, concurrently and together with the Bid Circular, sufficient copies of a directors' circular meeting the requirements of Canadian securities laws, in both the English and French languages as circumstances may require (collectively, the "Directors' Circular"). Prior to the final approval of the Directors' Circular by the Board, the Company shall provide the Purchaser with a reasonable opportunity to review and comment on the form of the Directors' Circular, the Purchaser recognizing that whether any such comments are appropriate will be determined by the Board, acting reasonably. The Company agrees to provide the Purchaser and its counsel in writing with any comments that the Company receives from the applicable securities regulatory authorities in Canada or the United States on the Directors' Circular or in connection with the Offer. The Directors' Circular and all information supplied by the Company for inclusion in the Bid Circular and any amendments or supplements thereto, at the time filed with applicable securities regulatory authorities or first published, sent or given to
          Shareholders, as the case may be, shall not contain any misrepresentation (as defined in the Securities Act) or contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The Company hereby agrees to cause TigerTel Services to prepare, approve, file and mail to each of the holders of Exchangeable Shares, in accordance with all applicable laws, the Meeting Circular. The Company agrees to cause the Meeting Circular to be mailed within 2 Business Days of the acceptance of this Offer by the Company. Prior to the final approval of the Meeting Circular by the Board of Directors of TigerTel Services, the Company shall cause TigerTel Services to provide the Purchaser with a reasonable opportunity to review and comment on the form of the Meeting Circular, the Purchaser recognizing that whether any such comments are appropriate will be determined by the Board of Directors of TigerTel Services, acting reasonably. The Company agrees to provide the Purchaser and its counsel in writing


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

          with any comments that TigerTel Services receives from the applicable regulatory authorities in Canada or the United States on the Meeting Circular or in connection with the Exchangeable Share Redemption.

4. Mutual Covenants. Each of the parties covenants and agrees that, except as contemplated in this Agreement, between the date hereof and Expiry Time or the day on which this Agreement is terminated, whichever is earlier:

     (a) it shall use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on it or, in the case of the Company, its subsidiaries, with respect to the transactions contemplated by this Agreement;

     (b) it shall use its reasonable best efforts, and, in the case of the Company, shall cause its subsidiaries to use their reasonable best efforts, to perform all obligations required or desirable to be performed by it or, in the case of the Company, any of its subsidiaries, under this Agreement, it shall not take any action or shall refrain from taking any action that would be inconsistent with this Agreement or which would reasonably be expected to significantly impede the consummation of the transactions contemplated in this Agreement, and it shall do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement; without limiting the generality of the foregoing, it shall and where appropriate, in the case of the Company, cause the subsidiaries to:

          (i) apply for and use reasonable efforts to obtain all Appropriate Regulatory Approvals relating to it or, in the case of the Company, any of its subsidiaries;

          (ii) defend all lawsuits or other legal, regulatory or other proceedings challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

          (iii) use reasonable best efforts to have lifted or rescinded any injunction or restraining order or other order which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

          (iv) effect all necessary registrations, filings and submissions of information required by Governmental Entities from the parties or any of their subsidiaries;

          (v) cooperate with the other party to this Agreement in connection with the performance by them of their obligations hereunder;

          (vi) subject to applicable Laws, make and cooperate in the making of all filings and applications and submissions of information under all Laws which are applicable in connection with the transactions contemplated herein and take all reasonable actions in connection therewith, including without limitation, in connection with the appropriate regulatory approvals and by participating and appearing in any proceedings of either party before governmental entities, and use reasonable best efforts to coordinate the parties' discussions with and responses to all governmental entities where both parties are seeking to obtain material approvals or make material filings; and

     (c) it shall have performed and satisfied, in all material respects, all covenants and agreements required by this Agreement to be performed or satisfied by it prior to the Expiry Time.

5. Covenants of the Company. The Company hereby covenants that from the date hereof until the earlier of: (i) the Purchaser having caused the boards of directors of the Company and each of its subsidiaries to consist of persons designated or selected by the Purchaser or having abandoned the Offer; or
     (ii) this Agreement having been terminated pursuant to section 11 hereof:

     (a) The Company shall and shall cause each of its subsidiaries to conduct its and their respective businesses only in, and not take action except in, the ordinary and usual course of business consistent with past practice and in compliance with applicable Laws, except (i) with the prior written consent of the Purchaser; and (ii) with respect to any matters which are disclosed in section 5(a) of the Disclosure Letter, and in furtherance of the foregoing:

          (i) neither the Company nor any of its subsidiaries shall declare, set aside or pay any dividends on or make any other distributions or payments (whether in cash, stock, securities or other property or any combination thereof) in respect of any shares in the capital of the Company or any of its subsidiaries, take or authorize any action to implement any of the foregoing or split, combine or reclassify any shares in the capital of the Company or any of its subsidiaries;

          (ii) the Company will not amend or propose to amend its articles or by-laws or the articles or by-laws of any of its subsidiaries provided, however, that TigerTel Services may amend its articles in the manner contemplated by the Exchangeable Share Resolution;

          (iii) neither the Company nor any of its subsidiaries shall fail to pay any fee to maintain the registrations of the Intellectual Property of the Company and its subsidiaries;

          (iv) neither the Company nor any of its subsidiaries shall enter into any Agreement, arrangement or understanding with any Shareholder for the sale or purchase of any asset, the making of any loan, the assumption of any liability or the issuance of any security, other than as may be required in connection with the Exchangeable Share Redemption and the Consolidated Technologies Disposition;

          (v) neither the Company nor any of its subsidiaries will enter into or amend any employment agreement, consulting services agreement, non-competition agreement, severance agreement or arrangement with respect to the termination of employment, or any arrangement with respect to the increase of compensation or fringe benefits, with any of its directors, officers, consultants or key employees except for the Employment Agreements;

          (vi) neither the Company nor any of its subsidiaries will dismiss any senior employee of the Company or any subsidiary of the Company, save and except for cause, other than in consultation and cooperation with the Purchaser and with the prior written consent of the Purchaser;

          (vii) neither the Company nor any of its subsidiaries will authorize or commit to the use of cash not in the ordinary course of business and consistent with past practice;

          (viii) neither the Company nor any of its subsidiaries will adopt, enter into, amend or terminate any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable Law;

          (ix) each of the Company and its subsidiaries will use its reasonable best efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice;


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

          (x) the Company will not sell, deliver, reserve, set aside, pledge, dispose of, issue, authorize or propose or commit to the issuance of (whether through the allotment, reservation, issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or otherwise encumber any securities of the Company or any of its subsidiaries, or amend the terms of any outstanding securities of the Company or any of its subsidiaries, including any Common Shares or any securities convertible into or exchangeable for, or rights, warrants or options to acquire, or any equity equivalents (including stock appreciation rights) of, any Common Shares or other securities of the Company or any of its subsidiaries or accelerate any vesting or other rights or waive any rights under any outstanding rights, warrants or options to acquire any such shares, voting securities or convertible securities, provided that, notwithstanding the foregoing, the Company may accelerate the vesting of Company Options pursuant to section 5(d) hereof, may issue Common Shares pursuant to the exercise of fully vested options or other rights to purchase Common Shares which are outstanding as of the date hereof or which become outstanding pursuant to section 5(d) hereof and may amend the terms of the Exchangeable Shares in the manner contemplated by the Exchangeable Share Resolution;

          (xi) the Company will not, and will not permit any of its subsidiaries to, acquire or agree to acquire any material amount of assets or securities, or enter into any partnership, joint venture, association or similar arrangement, or acquire or agree to acquire (whether by amalgamating, merging, consolidating or entering into a business combination with or purchasing or leasing or otherwise) any business or undertaking or any corporation, partnership, association or other business organization or division thereof;

          (xii) except as required in connection with the Consolidated Technologies Disposition, the Company will not, and will not permit any of its subsidiaries to, sell, lease, transfer, license, mortgage or otherwise dispose of or encumber any of its property or assets, real or personal, that, individually or in the aggregate, are material to the Company and its subsidiaries taken as a whole;

          (xiii) the Company will not, and will not permit any of its subsidiaries to, license or otherwise alienate or encumber in any manner, any of the Owned Software (as hereinafter defined), Owned Intellectual Property (as hereinafter defined) or other proprietary technology, other than to its customers in the ordinary course of business consistent with past practice;



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

          (xiv) the Company will not redeem, purchase, acquire or offer to purchase any of its outstanding Common Shares or any of the shares of any of its subsidiaries, or any options, warrants or rights to acquire any Common Shares or any of the shares of any of its subsidiaries, or any security convertible into or exchangeable for Common Shares or any of the shares of any of its subsidiaries;

          (xv) the Company will not, and will not allow any of its subsidiaries to, enter into, amend, assign or terminate any agreements, or waive, assign, transfer or release any rights under any covenants or agreements that, individually or in the aggregate, are material to the Company and its subsidiaries taken as a whole and will not modify, amend, assign, waive or terminate any confidentiality agreement the Company has entered into with third parties (except as contemplated by section 8(a));

          (xvi) neither the Company nor any of its subsidiaries will effect or enter into any agreement to change its debt capitalization (including but not limited to any increase in the amount of its borrowings or any conversion of short-term borrowings into long-term borrowings), will not incur any liability or indebtedness for borrowed money, and will not make any loans, advances or capital contributions to, or investments in, any other person, other than loans made, in circumstances satisfactory to the Purchaser, to fund the exercise price of Company Options;

          (xvii) the Company will not guarantee or permit its subsidiaries to guarantee the payment of any indebtedness;

          (xviii) neither the Company nor any of its subsidiaries shall expend funds for capital expenditures other than in accordance with its current capital expenditure plans (which shall have been disclosed in writing to the Purchaser on or before the date of this Agreement);

          (xix) neither the Company nor any of its subsidiaries shall take any steps to terminate its corporate existence or to adopt a plan of complete or partial liquidation or to adopt resolutions providing for or authorizing such a liquidation or a dissolution, merger, amalgamation, plan of arrangement, consolidation, restructuring, recapitalization, reorganization or similar transaction;

          (xx)    neither  the  Company  nor  any  of  its  subsidiaries   shall
                  recognize any labour union (unless legally required to do so) or enter into or amend any collective bargaining agreement;



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

          (xxi) neither the Company nor any of its subsidiaries shall change any accounting principle used by it, unless required by one of the relevant Canadian securities regulatory authorities or a change in Canadian generally accepted accounting principles except in order to conform the accounting practices of the subsidiaries of the Company (other than TigerTel Services) and/or the Company with the accounting practices of TigerTel Services;

          (xxii) the Company and it subsidiaries shall use their reasonable best efforts to prepare and file on or before the due date therefor all Tax Returns required to be filed by the Company and its subsidiaries, and shall pay all Taxes (including estimated Taxes) due on any such Tax Returns or which are otherwise required to be paid. Such Tax Returns shall be prepared in accordance with the most recent Tax practices as to elections and accounting methods except for new elections that may be made therein that were not previously available;

          (xxiii) to the  extent  the  Company  or any of its  subsidiaries  has knowledge of the commencement or scheduling of any Tax audit, the assessment of any Tax, the issuance of any notice of Tax due or any bill for collection of any Tax due, or the commencement or scheduling of any other administrative or judicial proceeding with respect to the determination, assessment or collection of any Tax of the Company or any of its subsidiaries, the Company shall provide prompt notice to the Purchaser of such matter, setting forth information describing any asserted Tax liability in reasonable detail and including copies of any notice or other documentation received from the applicable Tax authority with respect to such matter;

          (xxiv) neither the Company nor any of its subsidiaries shall take any of the following actions:

                  (A)  make, revoke or amend any Tax election;

                  (B) execute any waiver of restrictions on assessment or collection of any Tax; or

                  (C) enter into or amend any agreement or settlement with any Tax authority;

          (xxv) neither the Company nor any of its subsidiaries shall settle or compromise any litigation (whether or not commenced prior


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

                  to the date of this Agreement) or settle, pay, discharge or compromise any claims not required to be paid, individually in an amount in excess of $10,000 and in the aggregate in an amount in excess of $50,000, other than in consultation and cooperation with the Purchaser, and, with respect to any such settlement, with the prior written consent of the Purchaser;

          (xxvi) the Company will advise the Purchaser as soon as practicable of any matter coming to its attention which could reasonably be expected to cause any of the representations or warranties of the Company contained herein to be, or with the passage of time to become, incorrect or untrue in any way that could reasonably be expected to constitute or give rise to a Material Adverse Effect; and

          (xxvii) neither  the  Company  nor  any  of  its  subsidiaries   shall
                  authorize, commit or propose or agree to take any action which could reasonably be expected to make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect, or which could reasonably be expected to result in any of the conditions of the Offer (as set forth in section 4 of Schedule "A" hereto) not being satisfied.

     (b) The Company shall provide lists of shareholders of all classes and series of securities of the Company and of TigerTel Services and a list of holders of stock options and any other rights, warrants or convertible or exchangeable securities currently outstanding (with full particulars as to the number held and exercise or conversion price) prepared by the Company or the transfer agent of the Company and/or TigerTel Services and deliver such lists to the Purchaser within 2 Business Days after execution of this Agreement and obtain and deliver to the Purchaser thereafter on demand supplemental lists setting out any changes thereto, all such deliveries to be both in printed form and if available in computer-readable format. The Company shall, if requested by the Purchaser, in connection with the Offer, permit its registrar and transfer agent to act as the Purchaser's depositary under the Offer. The Company shall otherwise co-operate in good faith with the Purchaser to facilitate the mailing of the Offer.

     (c) The Company and its subsidiaries shall participate and co-operate in all reasonable respects with the Purchaser and shall use their respective reasonable best efforts to take all appropriate action or to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including to diligently make all required regulatory filings and applications (including, without limitation, filings and applications under the Competition Act (Canada) and to obtain all licences, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company and its subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfil the conditions to the Offer. The Company will participate and cooperate in all reasonable respects with the Purchaser in the preparation and filing of the Bid Circular.

     (d) The Company will (i) accelerate the vesting of any outstanding unvested Company Options issued by the Company or any predecessor, subject to obtaining the consent of the holder where required under the terms of the option so that such unvested options may be exercised prior to the Expiry Time; (ii) use all reasonable efforts to cause each holder of Company Options to exercise such options prior to the Expiry Time and to cancel, without consideration, any options not so exercised; and (iii) upon the written direction of the Purchaser, take any reasonable action in respect of such options that is permitted under applicable Laws.

     (e) Upon the take-up and payment for Common Shares by the Purchaser pursuant to the Offer, and provided the Purchaser thereby acquires at least a majority of the outstanding Common Shares, the Company shall use its reasonable best efforts to (i) ensure that the Purchaser will have the ability to immediately replace the members of the Board with individuals designated by the Purchaser, and (ii) assist the Purchaser in acquiring pursuant to a subsequent acquisition transaction, or other transaction proposed by the Purchaser, all of the Common Shares not tendered to the Offer.

     (f) The Company agrees to use its reasonable best efforts to preserve intact the goodwill and present relationships of the Company and its subsidiaries with the Employees (as hereinafter defined) and with customers, suppliers and other persons with whom the Company and its subsidiaries have business relationships, and to ensure that such relationships are maintained following the completion of the Offer, and the Company shall advise the Purchaser forthwith if it has reason to believe that any such relationship will not continue after the completion of the Offer in substantially the same manner as prior to the date of this Agreement.

     (g) The Company and its subsidiaries will consult on an ongoing basis with representatives of the Purchaser to report on operational matters and as to the general status of the business, and in order that the representatives of the Purchaser will become more familiar with the philosophy and techniques of the Company and its subsidiaries, as well as with their business and financial affairs, and in order to provide experience as a basis for ongoing relationships in connection with the acquisition of the Company by the Purchaser.

     (h) In furtherance of the transactions contemplated by this Agreement, the Applied Lock-up Agreement and the Additional Lock-up Agreements, the Company hereby covenants and agrees to direct its transfer agent to place a stop transfer order on the Common Shares held by the parties to such Agreements and not to amend, terminate or waive any of the terms of such stop transfer order (other than to permit the transfer of such Common Shares to the Purchaser) during the term of this Agreement.

     (i) The Company shall use its reasonable best efforts, and shall cause its subsidiaries to use their reasonable best efforts, to satisfy the conditions precedent to the obligations of the Purchaser and the Purchaser hereunder set forth in section 2 hereof and paragraphs (a) through (k) of section 4 of Schedule "A" and to perform all obligations required or desirable to be performed by the Company or any of its subsidiaries in furtherance of the consummation of the transactions contemplated by the Exchangeable Share Redemption and the Consolidated Technologies Disposition. The Company and its subsidiaries shall not take any action or refrain from taking any action that would be inconsistent with, or which would reasonably be expected to significantly impede, the consummation of the transactions contemplated by the Exchangeable Share Redemption and the Consolidated Technologies Disposition, and the Company and its subsidiaries shall do all such other acts and things as may be necessary or desirable in order to consummate and make effective immediately prior to the Expiry Time the transactions contemplated under the Exchangeable Share Redemption and the Consolidated Technologies Disposition; without limiting the generality of the foregoing, the Company shall, and where appropriate, shall cause its subsidiaries to:

          (i) apply for and use reasonable efforts to obtain any necessary regulatory approvals relating to the Company or any of its subsidiaries;

          (ii) defend all lawsuits or other legal, regulatory or other proceedings challenging or affecting the Consolidated Disposition Agreements or the consummation of the transactions contemplated thereby or under the Exchangeable Share Redemption;

          (iii) use reasonable commercial efforts to have lifted or rescinded any injunction or restraining order or other order which may adversely affect the ability of the Company, or any of its subsidiaries, to consummate the transactions contemplated under the Exchangeable Share Redemption and the Consolidated Technologies Disposition;

          (iv) effect all necessary registrations, filings and submissions of information required by Governmental Entities from the Company or any of its subsidiaries;

          (v) cooperate with the other parties to the Consolidated Disposition Agreements and any agreements entered in connection with the Exchangeable Share Redemption in connection with the performance by them of their obligations thereunder; and

          (vi) make all filings and applications and submissions of information under all Laws which are applicable in connection with the transactions contemplated under the Exchangeable Share Redemption and the Consolidated Technologies Disposition and take all reasonable actions in connection therewith.

     (j) The Meeting Circular and any amendments or supplements thereto, at the time filed with applicable securities regulatory authorities or first published, sent or given to the holders of Exchangeable Shares, as the case may be, shall not contain any misrepresentation (as defined in the Securities Act) or contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (k)  The Company shall, and shall cause TigerTel Services to,

          (i) convene the special meeting of the holders of Exchangeable Shares on December 29, 1999;

          (ii) provide notice to the Purchaser of such meeting and allow the Purchaser's Representatives to attend such meeting;

          (iii) use its reasonable best efforts to solicit Irrevocable Proxies in favour of the Exchangeable Share Resolution from holders of Exchangeable Shares which hold not less than two-thirds of the issued and outstanding Exchangeable Shares;

          (iv) conduct such special meeting in accordance with the by-laws of TigerTel Services and any instrument governing such meeting, as applicable, and as otherwise required by applicable Laws; and

          (v) subject to the approval of the Exchangeable Share Resolution at the special meeting of holders of Exchangeable Shares, forthwith proceed with and diligently prosecute the Exchangeable Share Redemption such that articles of amendment in respect of TigerTel Services giving effect to the Exchangeable Share Resolution are filed and effective on or before December 30, 1999 and that such transaction may be consummated on the Automatic Redemption Date approved by the Purchaser and set by the board of directors of TigerTel Services.

     (l) the Company will, and will cause Applied to, use its reasonable best efforts to obtain a letter from IBM Credit Corporation and IBM Canada addressed to Applied, the Company and the Purchaser, in form and substance satisfactory to the Purchaser, acting reasonably, which provides for the following: (i) that upon the repayment of the IBM Indebtedness by the Company, the Company shall be able to effect the IBM Termination without payment of any penalty or premium, (ii) that upon the IBM Termination, IBM Credit Corporation will discharge and release any liens, security interests or other encumbrances now or hereafter existing on the Common Shares of the Company owned by Applied such that upon such discharge, the Common Shares of the
          Company owned by Applied will be free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever arising under the IBM Loan Documents, and
          (iii) that upon the IBM Termination, IBM Canada will discharge and release any liens, security interests or other encumbrances now or hereafter existing over the property of the Company or any of its subsidiaries, including without limitation, any liens, security interests or other encumbrances now or hereafter existing over any goods, equipment, property, monetary obligations, undertaking or assets of the Company or any of its subsidiaries such that upon such discharge, the property, undertaking, goods, equipment, monetary obligations and assets of the Company and each of its subsidiaries will be free and clear and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever arising under the IBM Loan Documents.

     (m) The Company shall repay to IBM Canada the amount of the IBM Indebtedness upon receipt by the Company from the Purchaser of cash in the amount of the IBM Indebtedness, or, the Company shall direct the Purchaser to pay to IBM Canada on behalf of the Company the amount of the IBM Indebtedness, and, concurrently with such repayment or direction and payment, as the case may be, the Company shall terminate the IBM Credit Agreement and the other IBM Loan Documents such that the Company and its subsidiaries will no longer be a party thereto or be bound by any obligations arising thereunder (the "IBM Termination").

     (n) Concurrently with the IBM Termination, the Company will use its reasonable best efforts to cause IBM Credit Corporation to discharge and release (and complete, at the Company's expense, any registrations or filings relating thereto) any and all liens or other encumbrances granted by Applied to IBM Credit Corporation pursuant to the IBM Loan Documents over the Common Shares of the Company owned by Applied such that upon such discharge and release, the Common Shares of the Company owned by Applied will be free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever arising from the IBM Loan Documents.

     (o) Concurrently with the IBM Termination, the Company will use its reasonable best efforts to cause IBM Canada to discharge and release (and complete, at the Company's expense, any registrations or filings relating thereto) any and all liens, security interests or other encumbrances now or hereafter existing over the property of the Company or any of its subsidiaries, including without limitation, any liens, security interests or other encumbrances now or hereafter existing over any goods, equipment, property, monetary obligations, undertaking or assets of the Company or any of its subsidiaries such that upon such discharge, the property, undertaking, goods, equipment, monetary obligations and assets of the Company and each of its subsidiaries will be free and clear and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever arising under the IBM Loan Documents.

     (p) The Company shall and shall cause its subsidiaries to use their reasonable best efforts to enter into the Consolidated Disposition Agreements and to consummate the Consolidated Technologies Disposition on or before the Expiry Time.

     Nothing contained in this Agreement shall give to the Purchaser, directly or indirectly, rights to control or direct the Company's operations prior to the completion of the Offer. Prior to the completion of the Offer, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

6. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

     Except as otherwise disclosed in the Disclosure Letter,

     (a)  Organization

          (i) The Company is a corporation duly organized and validly existing under the laws of Canada and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (ii) Each subsidiary of the Company is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (iii) All of the outstanding shares of the subsidiaries of the Company are validly issued, fully paid and non-assessable and all such shares are owned directly or indirectly by the
                  Company, free and clear of all liens, claims or encumbrances and there are no outstanding options, rights, entitlements, understandings, subscriptions, warrants rights, contracts, voting trusts, proxies or other commitments or understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer or ownership thereof, or commitments (pre-emptive, contingent or otherwise) regarding the right to acquire any such shares or other right with respect to any shares of or in any of its subsidiaries. The Company has disclosed the names and jurisdictions of incorporation of each of its subsidiaries in the Disclosure Letter. Other than such subsidiaries, the Company does not have any ownership interest in any other person or entity.

          (iv) The Company and each of its subsidiaries is duly registered, licensed or otherwise qualified as a foreign or extra-provincial corporation to carry on business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such registration, licence or qualification necessary (except where the failure to be so registered, licensed or otherwise qualified could not reasonably be expected to have, in the aggregate, a Material Adverse Effect).

     (b) Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company is necessary to authorize such agreement. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement enforceable by the Purchaser against the Company in accordance with its terms, subject, however, to the usual limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and the availability of equitable remedies. No approval, authorization, registration, consent or order or other action of or filing with any person, including any court, administrative agency or other governmental authority is required for the execution and delivery of this Agreement and the documents to be delivered hereunder or the consummation by the Company of the transactions contemplated hereby.

     (c) Articles of Incorporation and By-laws. The Company has furnished to the Purchaser a complete and correct copy of the articles and the by-laws of the Company and the equivalent charter or organizational documents of each of the Company's subsidiaries. Such documents are in full force and effect and no other organizational documents are applicable to or binding upon the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its charter or organizational documents.

     (d) No Conflict. Neither the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or compliance with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Company's articles or by-laws, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or
          (iii) violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their properties or assets (except in the case of (ii) and (iii) for such violations, breaches or defaults that could not reasonably be expected to, in the aggregate, constitute a Material Adverse Effect).

     (e) Capitalization. As at the date hereof, the authorized capital of the Company consists of an unlimited number of Common Shares and 1,000,000 Preference Shares. As at November 24, 1999, (i) 6,732,780 Common Shares were issued and outstanding, and (ii) options to acquire up to a maximum of 773,517 Common Shares had been granted to directors, officers and employees of the Company and are outstanding. As of the date hereof, there are no Preference Shares issued and outstanding. As at the date hereof, the authorized capital of TigerTel Services consists of an unlimited number of common shares, an unlimited number of Exchangeable Shares and an unlimited number of Preference Shares. As at November 24, 1999, (i) 30,000 common shares were issued and outstanding in the capital of TigerTel Services, and (ii) 598,825

          Exchangeable Shares were issued and outstanding (excluding Exchangeable Shares held by Applied). As of the date hereof, there are no Preference Shares issued and outstanding in the capital of TigerTel Services. The Disclosure Letter sets forth a list of all options to acquire Common Shares granted by the Company, including the name of each option holder, the number of options granted and the exercise price. No securities have been issued or granted by the Company or any of its subsidiaries since November 24, 1999. Except as described above, there are no securities outstanding and there are no options, warrants, conversion or exchange privileges or subscriptions, calls, contracts, commitments, understandings, restrictions, arrangements, or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating the Company or any subsidiary to issue, deliver or sell or cause to be issued, delivered or sold any shares of the Company or any of its subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of the Company, any subsidiary or any other person, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of the Company or any subsidiary. All of the outstanding Common Shares and shares in the capital of TigerTel Services have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of the Company or any subsidiary having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of the Common Shares on any matter. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any of its outstanding securities or with respect to the voting or disposition of any outstanding securities of any of its subsidiaries. No holder of securities issued by the Company has any right to compel the Company to register or otherwise qualify such securities for public sale in Canada or the United States. The Disclosure Letter describes the capitalization of each of the subsidiaries of the Company including, among other things, the authorized and issued capital of such subsidiaries and the names of each of the registered and beneficial holders of securities of such subsidiaries and the number of securities held by such Persons. The consolidated indebtedness of the Company in respect of borrowing money is less than $10 million and such consolidated indebtedness of the Company will not exceed $10 million at any time on or before December 31, 1999. Upon repayment of the IBM Indebtedness, Applied will be entitled to demand the discharge of any and all liens granted by Applied in favour of IBM Credit Corporation over the Common Shares of the Company owned by Applied, such that upon such discharge, the Common Shares of the Company owned by Applied will be free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever arising from the IBM Loan Documents.

     (f) U.S. Holders. As of June 30, 1999 and September 30, 1999, less than 40% of the outstanding Common Shares were held by "U.S. holders" (as such term is defined for the purposes of Schedule 14D-1F under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act")). The most recent annual report and annual information form filed by the Company with applicable Canadian securities regulatory authorities or with the United States Securities Exchange Commission do not indicate that U.S. holders hold 40% or more of the outstanding Common Shares. For the purposes of the calculations in the preceding sentences of this section 6(f), securities held by Applied have been excluded. The Company is a "foreign private issuer" within the meaning of Rule 3b-4 promulgated under the Exchange Act and Rule 405 of the Securities Act of 1933 and is not an "Investment Company" as defined under the United States Investment Company Act of 1940, as amended.

     (g) Reports. The Company has complied with its obligation to file all forms, reports, statements, schedules and documents required to be filed by it with securities regulators under applicable Canadian securities laws. Each of such reports and the notice of and management information circular for the annual and special meeting of shareholders of the Company dated June 21, 1999 (together with all financial statements, schedules, documents or exhibits included or incorporated by reference therein) (collectively, the "Reports") complied with all applicable requirements of law as in effect on the date so filed. To the knowledge of the Company, none of the Reports, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has not filed any confidential material change report with any securities authority or regulator or any stock exchange or other self-regulatory authority which at the date hereof remains confidential. The Company has publicly disclosed in the Reports any information regarding any event, circumstance or action taken or failed to be taken by the Company or its subsidiaries which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect. The Disclosure Letter sets forth a complete list of all Reports filed since June 25, 1999.

     (h) Financial Statements. The consolidated financial statements of the Company as of and for the year ended December 31, 1998, and for the three quarters ended September 30, 1999, and the combined consolidated financial statements of TigerTel Services for the year ended December 31, 1998, all as contained in the Reports (collectively, the "Company

          Financial Statements"), were prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise stated in such financial statements) and present fairly the consolidated financial position and results of operations of the Company and its subsidiaries for the periods and as of the dates thereof (subject, in the case of unaudited statements, to normal, recurring year-end adjustments) and reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of the Company and its subsidiaries on a consolidated basis. There has been no change in the Company's accounting policies, except as described in the notes to the Company Financial Statements, since December 31, 1998 except in order to conform the accounting practices of the subsidiaries of the Company (other than TigerTel Services) and/or the Company with the accounting practices of TigerTel Services. The Disclosure Letter accurately describes all disagreements, disputes and other matters under discussion with the Company's auditors in respect of the Company's financial statements and financial statement presentation since December 31, 1998.

     (i) Absence of Certain Changes. Except for changes resulting from the transactions contemplated hereby, or as disclosed in the Reports or the Disclosure Letter, since December 31, 1998, and in the case of 1084028 Ontario Inc. (o/a Telnet Communications), Economux Telecom Inc., Argos Alliance Inc., 3046168 Canada Inc., Opticom Communications Inc. and Gestion Comtois et Gagnon Inc., since the date of acquisition thereof, the Company has conducted its business in the ordinary and regular course consistent with past practice and there has not occurred:

          (i) any material change (as defined in the Securities Act) in its affairs or in its business, assets, liabilities, financial condition, results of operations or prospects;

          (ii) any acquisition, sale or transfer of any material asset of the Company or any of its subsidiaries, or any entry by the Company or any of its subsidiaries into any commitment or transaction material to the Company and its subsidiaries taken as a whole;

          (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any of its subsidiaries or any revaluation by the Company of any of its assets or any of its subsidiaries' assets except in order to conform the accounting practices of the subsidiaries of the Company (other than TigerTel Services) and/or the Company with the accounting practices of TigerTel Services;

          (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares of capital stock;

          (v) any issuance or sale of any securities of the Company (other than Common Shares pursuant to the exercise of employee stock options and pursuant to the Company's employee share ownership plan);

          (vi) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has authorized or otherwise committed itself to do any of the foregoing other than in the ordinary and regular course of business consistent with past practice;

          (vii) any Material Contract entered into by the Company or any of its subsidiaries, other than in the ordinary course of business, or any amendment or default under, any Material Contract to which the Company or any of its subsidiaries is a party or by which it is bound; or

          (viii) any agreement by the Company or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with the Purchaser and its representatives regarding the transactions contemplated by this Agreement and as contemplated with the Exchangeable Share Redemption and the Consolidated Technologies Disposition).



     (j) Absence of Undisclosed Liabilities. The Company has no obligations or liabilities of any nature (matured or unmatured, fixed or contingent), other than:

          (i) those set forth or adequately provided for in the balance sheet included in the Company Financial Statements;

          (ii) those incurred in the ordinary course of business and not required to be set forth in the Company Financial Statements under Canadian generally accepted accounting principles; and

          (iii) those incurred in the ordinary course of business since December 31, 1998 and consistent with past practice.

         (k) Material Contracts. The Disclosure Letter lists all of the Material Contracts. None of the Company, its subsidiaries, nor to the knowledge of the Company, any of the other parties thereto, is in default or breach of, nor has the Company or any of its subsidiaries received any notice of default or termination under, any Material Contract and, to the knowledge of the Company, there exists no state of facts which after notice or lapse of time or both would constitute such a default or breach.

         (l) Customers and Suppliers. Since December 31, 1998, there has been no termination or cancellation of, and no modification or change in, the business relationship with any customer or group of customers which singly or in the aggregate provided more than 5% of the consolidated gross revenues of the Company and its subsidiaries for the fiscal year ended December 31, 1998 (based on the pro forma combined consolidated financial statements of TigerTel Services for the year ended December 31, 1998). The Disclosure Letter lists all independent contractors and consultants which are currently retained to engage in any other activities which could reasonably be expected to produce or give rise to Owned Intellectual
                  Property (as hereinafter defined) and the Disclosure Letter accurately sets out the periods during which each such independent contractor or consultant was so retained and a general description of the services provided by each such independent contractor and consultant.

         (m) Insurance. The Disclosure Letter lists all of the existing insurance policies of the Company and its subsidiaries. The Company has made available to the Purchaser accurate particulars of the policies of insurance maintained by the Company and its subsidiaries at the date hereof, including the name of the insurer, the risks insured against and the amount of coverage. All such policies are in full force and effect. None of the Company or its subsidiaries or, to the knowledge of the Company, any of the other parties thereto, is in default or breach of, whether as to the payment of premiums or otherwise, nor has the Company or any of its subsidiaries received any notice of default or termination under, any such policy and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to constitute such a default or breach.

         (n) Books and Records. The books, records and accounts and the documents and other information provided to the Purchaser by the Company and the representatives of the Company and its subsidiaries, (i) have been maintained in accordance with good business practices on a basis consistent with prior years,
                  (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries and (iii) accurately and fairly reflect the basis for the Company Financial Statements. The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles or any other criteria applicable to such statements and (B) to maintain accountability for assets.

         (o) Litigation. The Disclosure Letter describes all suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against or relating to the Company or any of its subsidiaries or affecting any of their properties, licenses or assets before any court or Governmental Entity or regulatory authority or body and the Company is not otherwise aware of any basis for any such claim, action, proceeding or investigation. Neither the Company nor any of its subsidiaries, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict, or requires or may require, the expenditure of any amount of money as a condition to or a necessity for the right or ability of the Company or any of its subsidiaries, as the case may be, to conduct its business in any manner in which it has been carried on prior to the date hereof, or prevent or delay consummation of the transactions contemplated by this Agreement.

         (p)      Environmental Matters.

                  (i) Except as disclosed in the Reports, (i) the Company and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws (as defined below) including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses, (ii) none of the properties owned by the Company or any of its subsidiaries contains any Hazardous Substance (as defined below) as a result of any activity of the Company or any of its subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws,
                         (iii) neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any Governmental Entity or third party indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of its businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened, against the Company or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned, leased or operated by the Company or any of its subsidiaries as a result of any activity of the Company or any of its subsidiaries during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, (vii) no underground storage tanks have been installed, closed or removed from any properties owned, leased or operated by the Company or any of its subsidiaries during, in the case of the Company, the time such properties were owned, leased or operated by the Company and during, in the case of each subsidiary, the time such subsidiary has been owned by the Company,
                         (viii) there is no asbestos or asbestos containing material present in any of the properties owned, leased or operated by the Company and its subsidiaries, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, and
                         (ix) neither the Company, its subsidiaries nor any of their respective properties are subject to any liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law.

                  (ii) As used herein, "Environmental Law" means applicable federal, provincial, local or non-Canadian laws or treaties or any statute, ordinance, by-law, regulation, binding agreement with a Governmental Entity, company permit, or order, as the foregoing may be enacted, amended, issued, interpreted or entered into, relating to pollution or protection of the environment, natural resources or human health, including laws relating to the release of Hazardous Substances.

                  (iii) As used herein, "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any Governmental Entity or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

         (q) No Contaminants. Neither the Company or any of its subsidiaries has ever owned any real property. The Disclosure Letter lists all real property or premises leased by the Company or any of its subsidiaries. The real property on which the buildings or other structures currently or previously leased by the Company or its subsidiaries (the "Company Property") has not been and is not now used as a landfill or waste disposal site, nor has any hazardous substance or contaminant been deposited in or disposed of on, in, under, or at, the Company Property, nor has there been any release, spill, emission or discharge of any contaminant at the Company Property which would give rise to any action or claim by a third party or a Governmental Entity relating to any violation of or any liability under any such Environmental Laws or other requirements.

         (r)      Tax Matters.

                  (i) The Company and each of its subsidiaries have timely filed, or caused to be filed, all Tax Returns required to be filed by them (all of which returns were correct and complete) and have paid, or caused to be paid, all Taxes that are due and payable and the Company has provided adequate accruals in accordance with Canadian generally accepted accounting principles in its most recently published financial statements for any Taxes for the period covered by such financial statements that have not been paid, whether or not shown as being due on any Tax Returns. The Company and each of its subsidiaries have made adequate provision in their respective books and records for any Taxes accruing in respect of any period subsequent to the period covered by such financial statements. Since such publication date, no Tax liability not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business. The Company and its subsidiaries have withheld from all payments made by them, or otherwise collected, all amounts in respect of Taxes required to be withheld therefrom or collected by them, and have remitted same to the applicable Governmental Entity within the required time periods. Neither the Company nor any of its subsidiaries has any liability for the Taxes of any other Person.

                  (ii) Neither the Company nor any of its subsidiaries has received any notification that any issues have been raised (and are currently pending) by Revenue Canada or any other taxing authority, including, without limitation, any sales Tax authority, in connection with any of the Tax Returns referred to above, and, no waivers of statutes of limitations or extensions of time have been given or requested with respect to the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not a direct, wholly-owned subsidiary of the Company. All Tax liability of the Company and its subsidiaries has been assessed for all fiscal years up to and including the fiscal year ended December 31, 1998. There are no proposed (but unassessed) additional Taxes and none has been asserted. No Tax liens have been filed other than for Taxes not yet due and payable.

                  (iii) No claim has ever been made by an authority in any jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that the Company or any of its subsidiaries is or may be subject to taxation by that jurisdiction. There are no liens or encumbrances on any of the assets of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (iv) There are no outstanding rulings of, or requests for rulings with, any Tax authority expressly addressed to either the Company or any of its subsidiaries that are, or if issued would be, binding upon the Company or any of its subsidiaries.

                  (v) The Disclosure Letter lists those federal, provincial, local and foreign income Tax Returns filed with respect to any of the Company and its subsidiaries for any Tax year which have been audited, which currently are the subject of an audit or in respect of which the Company or any of its subsidiaries have received a notice of reassessment or audit from any Tax authority. The
                         Company has delivered to the Purchaser correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its subsidiaries for any Tax year which may be subject to reassessment by any Tax authority.

         (s)      Non-Arms Length Transactions.

                  (i) None of the Company or its subsidiaries has made any payment or loan to, or has borrowed any monies from or is otherwise indebted to, any officer, director, employee or shareholder of such company or any Person not dealing with it at arm's length (within the meaning of the Income Tax Act (Canada)) or any affiliate of any of the foregoing, except as disclosed in the Company Financial Statements and except for usual compensation, reimbursement of expenses and advances paid in the ordinary course of business consistent with past practice.

                  (ii) Except as disclosed in the Reports and except for Contracts made solely between the Company and its subsidiaries and except for contracts of employment, none of the Company or its subsidiaries is a party to any Contract with any officer, director, employee or shareholder of such company or any Person not dealing with it at arm's length (within the meaning of the Income Tax Act (Canada)) or any affiliate of any of the foregoing.

         (t)      Employees.

                  (i) The Disclosure Letter lists all individuals employed by, and all individuals engaged on a contractual basis to provide employment or sales services to, the Company or any of its subsidiaries as at the date hereof (the "Employees"). For each salaried Employee, the Disclosure Letter lists such Employee's employer, place of employment, date of hire (if known), title or job classification, salary and commission (if any). Neither the Company nor any of its subsidiaries is a party to or bound by any Contracts relating to employment, severance, retention, bonus or confidentiality or any consulting Contracts with any Employee or former employee of the Company or any of its subsidiaries.

                  (ii) There exist no employment, consulting, severance or indemnification agreements or arrangements between the Company or any of its subsidiaries and any current or former director or officer of the Company or any of its subsidiaries pursuant to which the Company or any such subsidiary has, or may have, obligations, and there are no employment policies or plans, including policies regarding incentive compensation, stock options, severance pay or other terms and conditions upon which any such director or officer can be terminated which are binding on the Company or any of its subsidiaries, and no such director or officer is entitled to any severance benefits from the Company or any of its subsidiaries.

                  (iii) Each of the Company and each of its subsidiaries has been and is being operated in full compliance with all laws relating to employees, including employment standards, occupational health and safety, pay equity and employment equity. There have been no complaints under such laws against the Company or any of its subsidiaries.

                  (iv) There are no complaints nor, to the knowledge of the Company, are there any threatened complaints, against the Company or any of its subsidiaries, before any employment standards branch or tribunal or human rights tribunal. Nothing has occurred which might lead to a complaint against the Company or any of its subsidiaries, under any human rights legislation or employment standards legislation. There are no outstanding decisions or settlements or pending settlements under employment standards legislation which place any obligation upon the Company or any of its subsidiaries to do or refrain from doing any act.

                  (v) All workers compensation assessments under legislation in Canada or any country or economic region in which either the Company or any of its subsidiaries, directly or indirectly, has assets or operations in relation to the Company and each of its subsidiaries have been paid or accrued, and neither the Company nor any of its subsidiaries has been subject to any special or penalty assessment under such legislation which has not been paid.

         (u)      Employee Benefit Plans

                  (i) The Disclosure Letter lists all of the employee benefit, health, welfare, supplemental employment benefit, bonus, pension, supplementary executive retirement, profit sharing, deferred compensation, stock compensation, stock option or purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices applicable to the Employees or to former employees of the Company or any of its subsidiaries which are currently maintained or participated in by the Company or its subsidiaries and each loan to a non-officer Employee in excess of $10,000, and each loan to an officer or director of the Company or any subsidiary (the "Employee Plans").

                  (ii) All of the Employee Plans are registered where required by, and are in good standing under, all applicable Laws or other legislative, administrative or judicial promulgations applicable to the Employee Plans and there are no actions, claims, proceedings or governmental audits pending (other than routine claims for benefits) relating to the Company or any of its subsidiaries.

                  (iii) All of the Employee Plans have been administered and funded in compliance with their terms and all applicable Laws or other legislative, administrative or judicial promulgations applicable to the Employee Plans, and there are no unfunded liabilities in respect of the Employee Plans and all required contributions thereunder have been made in accordance with all applicable Laws or other legislative, administrative or judicial promulgations applicable to the Employee Plans and the terms of such Employee Plans.

                  (iv) No amendments to any Employee Plan have been promised and no amendments to any Employee Plan will be made or promised prior to the completion of the Offer.

                  (v) True and complete copies of all the Employee Plans as amended as of the date hereof have been made available to the Purchaser and are listed in the Disclosure Letter.

                  (vi)     There  are  no  agreements  or  undertakings  by  the
                           Company or any of its subsidiaries to provide post-retirement profit sharing, medical, health, life insurance or other benefits to Employees or any former employee of the Company or any of its subsidiaries.

                  (vii) None of the Employee Plans are registered pension plans.

         (v)      Labour Matters.

                  (i) The Disclosure Letter sets forth a complete list of all collective bargaining agreements or other agreements or commitments with any trade union or other employee bargaining representatives (together, "collective agreements") and neither the Company nor any of its subsidiaries is in default of any of its material obligations under such collective agreements.

                  (ii) There are no outstanding tribunal proceedings of any kind, including any proceedings which could result in certification of a trade union as bargaining agent for any Employees not already covered by a collective agreement.

                  (iii) There are no union organizing or decertification activities pending, or to the knowledge of the Company, threatened involving Employees not already covered by a collective agreement. No labour representatives hold bargaining rights with respect to any Employees and no labour representatives have applied to have the Company or any of its subsidiaries declared a related employer pursuant to the Labour Relations Act (Ontario).

                  (iv) Neither the Company nor any of its subsidiaries has any material unresolved grievances or material pending arbitration cases outstanding. Neither the Company nor any of its subsidiaries has any serious labour problems that might materially affect the value of the Company or its subsidiaries, taken as a whole, or lead to an interruption of its operations at any location. There is no strike, dispute, slowdown, lockout, shutdown, work stoppage, unresolved material labour union grievance, unfair labour practice or successor rights or other concerted action or formal grievance existing, pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

         (w)      Intellectual Property.

                  (i) The Disclosure Letter contains a complete and accurate listing of all (A) registrations and applications relating to Intellectual Property that are owned by the Company or its subsidiaries (the "Owned Intellectual Property"), and (B) licensed Intellectual Property material to the Company's business (the "Licensed Intellectual Property") and for each the governing license agreements and (C) all licenses or similar agreements or its arrangement covering Intellectual Property rights to which the Company or any of its subsidiaries is a party, either as a licensee or licensor, or a third party beneficiary;

                  (ii) The Company or one of its subsidiaries owns and possesses all right, title and interest in and to the Owned Intellectual Property or has a valid and enforceable right or license to use the Licensed Intellectual Property used in the Company's business as currently conducted;

                  (iii) The Company or one of its subsidiaries is the owner of all of the Owned Intellectual Property, with good and marketable title thereto, free and clear of any and all liens. To the knowledge of the Company, all of the Owned Intellectual Property is duly and validly registered, where applicable;

                  (iv) To the knowledge of the Company, the Owned and Licensed Intellectual Property and the conduct of the business of the Company and its subsidiaries do not infringe upon, violate or breach the Intellectual Property rights of any other Person;

                  (v) There has been no unauthorized or improper use by the Company or its subsidiaries of the Owned or Licensed Intellectual Property that has affected or could reasonably be expected to affect the validity or distinctiveness thereof or rights therein;

                  (vi) To the knowledge of the Company, no Person is infringing or misappropriating any of the Licensed or Owned Intellectual Property;

                  (vii) Neither the Company nor any of its subsidiaries has received any written notice or claim challenging the Company or any of its subsidiaries respecting the validity, use or ownership of the Owned or Licensed Intellectual Property and, to the knowledge of the Company, there are no facts upon which such a challenge could be made;

                  (viii) The consummation of the transactions contemplated by this Agreement will not affect the availability or terms and conditions of any material software license to which the Company or any of its subsidiaries is a party;

                  (ix) The Company has obtained any third-party consents required relating to Owned Intellectual Property, Licensed Intellectual Property and Material Contracts; and

                  (x) The Owned Intellectual Property and Licensed Intellectual Property will be available for use immediately after the consummation of the transactions contemplated by this Agreement in the same manner as they were available for use by the Company and its subsidiaries immediately prior to the consummation of the transactions contemplated by this Agreement.

         (x) Compliance with Laws. The Company and its subsidiaries have complied with and are not in violation of any applicable Laws, orders, judgments and decrees. Without limiting the generality of the foregoing, all securities of the Company (including, without limitation, all options, rights or other convertible or exchangeable securities) have been issued in compliance with all applicable securities Laws and all securities to be issued upon exercise of any such options, rights and other convertible or exchangeable securities will be issued in compliance with all applicable securities Laws.

         (y) Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries that has or could reasonably be expected to have the effect of prohibiting, restricting or impairing any business practice of the Company or any of its subsidiaries, any acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted.

         (z) Representations Complete. None of the representations or warranties made by the Company herein or in the Disclosure Letter, when such documents are read together in their entirety, contains any untrue statement of a fact, or omits to state any fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

         (aa) No Defaults. Neither the Company nor any of its subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under any contract, agreement, license or franchise to which it is a party.

         (bb) Year 2000 Compliance. The Company and its subsidiaries have endeavoured and are currently proceeding diligently, with reasonable care and resources, to assess the nature and scope of the impact of the new century and related problems and situations, including the so-called "Millennium Bug" (collectively the "Year 2000 Problem"), on the access to, and operations of, the management information systems of the Company and its subsidiaries and all other computer and digital networks owned or used by the Company and its subsidiaries, and their respective components (including hardware and software), and the possible solutions to any significant problems that may arise therefrom. To the knowledge of the Company, the Year 2000 Problem will not affect the Company or any of its subsidiaries in such a way as to have a Material Adverse Effect. None of the material suppliers to the Company or any of its subsidiaries have given any reason to believe that the Year 2000 Problem will affect them in such a way as to have a Material Adverse Effect. The Purchaser has been provided with access to a true and correct copy of the most recent management report prepared by the Company in respect of the Year 2000 Problem.

         (cc) Recommendation of the Offer. The Board, after consultation with its advisers and after receiving the report of the independent committee of the Board, by a resolution of Board, has unanimously (i) determined that the Offer is fair to the Shareholders from a financial point of view and that this Agreement and the transactions contemplated hereby are in the best interests of the Company and the Shareholders, (ii) approved this Agreement and the transactions contemplated hereby, and (iii) resolved to recommend that the Shareholders accept and tender their Common Shares to the Offer, subject to section 8 of this Agreement and compliance with section 15 of this Agreement, if applicable.

         (dd) Fairness Opinion. The Company has received an opinion of its financial advisor, Yorkton Securities Inc., to the effect that, in the context of the transactions contemplated by this Agreement, the Offer is fair to the Shareholders from a financial point of view. Yorkton Securities Inc. has authorized the Company to permit references to such fairness opinion to be included in the Bid Circular.

         (ee) Support of Directors. Each of the directors of the Company has advised the Company that he or she intends to tender his or her Common Shares to the Offer.

         (ff) Consents and Approval. No consent, approval or authorization of any Person (other than any Governmental Entity) is required on the part of the Company in connection with the Offer and the completion of the transactions contemplated hereby.

         (gg) Title to Assets. The Company and each of its subsidiaries has good title to all of its assets, leasehold interests and other properties as reflected in the most recent balance sheet included in the Company Financial Statements and has good title to all of its leasehold interests and other properties and assets acquired since the date of the most recent balance sheet included in the Company Financial Statements, except for such properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current Taxes, payments of which are not yet delinquent, or (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not detract from the value or interfere with the present use of the property subject thereto or affected thereby, or otherwise impair the Company's business operations (in the manner presently carried on by the Company). All leases under which the Company leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any such leases, any existing default or event which with notice or lapse of time or both could become a default.

         (hh) The Company, and each of its subsidiaries, is in possession of all licences, permits, certificates, waivers, consents, franchises, approvals and authorizations issued under the Telecommunications Act (Canada), the Canadian Radio-television and Telecommunications (Canada), the Radiocommunication Act (Canada), and all other statutes of Canada specifically relating to the regulation of the Canadian telecommunications industry, (including for this purpose and to the extent not set forth above, the orders, rules, regulations, directives, decisions, notices and policies promulgated pursuant to such statutes and applicable statutes or regulations, if any, of the provinces and territories of Canada specifically relating to the regulation of the Canadian telecommunications industry and the orders, rules, regulations, directives, decisions, notices and policies promulgated thereunder) ("Telecommunications Licences") required by it in order to provide telecommunication services in the manner presently provided. The Company, and each of its subsidiaries, is in compliance in all material respects with the terms of each of the Telecommunications Licences and has timely filed all material renewal applications with respect to the Telecommunications Licences, no protests or competing applications have been filed with respect to such renewal applications and nothing has come to the attention of the Company that would lead it to conclude that such renewal applications would not be granted in the ordinary course.

         (ii) The Company, and its subsidiaries, have all requisite corporate power and authority to enter into the Consolidated Disposition Agreements and to carry out the transactions contemplated thereby and under the Exchangeable Share Redemption subject to any required approval of the holders of Exchangeable Shares. The execution and delivery of the Consolidated Disposition Agreements and the agreements entered into in connection with the Exchangeable Share Redemption and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company and its subsidiaries and no other corporate proceedings on the part of the Company and its subsidiaries are necessary to authorize such agreements. Each of the Consolidated Disposition Agreements and the agreements entered into in connection with the Exchangeable Share Redemption has been duly executed and delivered by the Company, and/or its subsidiaries, and constitutes a legal, valid and binding agreement enforceable against the Company, and/or its subsidiaries, in accordance with its terms, subject, however, to the usual limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and the availability of equitable remedies. No approval, authorization, registration, consent or order or other action of or filing with any person, including any court, administrative agency or other governmental authority is required for the execution and delivery of the Consolidated Disposition Agreements and the agreements entered into in connection with the Exchangeable Share Redemption and the documents to be delivered thereunder or the consummation by the Company, and its subsidiaries, of the transactions contemplated thereby.

         (jj) Neither the execution and delivery of the Consolidated Disposition Agreements or the agreements entered into in connection with the Exchangeable Share Redemption or the consummation of the transactions contemplated thereby or in compliance with any of the provisions thereof will (i) conflict with or result in any breach of any provision of the Company's or any of its subsidiaries' articles or by-laws,
                  (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, licence, lease, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their properties or assets (except, in the case of (iii), for such violations that could not reasonably be expected to, in the aggregate, constitute a Material Adverse Effect).

         (kk)     Consolidated Technologies Indebtedness.

                  (i)      as of the date hereof,  the amount of the outstanding
                           principal  owing  to  TigerTel   Services  under  the
                           Consolidated Technologies Notes is $949,802.94;

                  (ii) as of the date hereof, the amount of the accrued but unpaid interest owing to TigerTel Services under the Consolidated Technologies Notes is $11,618.65;

                  (iii) the Consolidated Technologies Notes have been duly made and TigerTel Services is the sole legal and beneficial holder of the Consolidated Technologies Notes free and clear of any liens, claims or encumbrances;

                  (iv) each of the Consolidated Technologies Notes, the Consolidated Technologies GSA, the Consolidated Holdings GSA and the Consolidated Holdings Guarantee are in full force and effect unamended as of the date hereof;

                  (v) the Purchaser has been provided true and complete copies of the Consolidated Technologies Notes, the Consolidated Technologies GSA, the Consolidated Holdings GSA and the Consolidated Holdings Guarantee;

                  (vi) the security interest granted in favour of TigerTel Services pursuant to the Consolidated Technologies GSA and the Consolidated Holdings GSA has been properly perfected and creates a first priority security interest in the collateral described therein;

                  (vii) each of Consolidated Technologies Holdings Inc. and Consolidated Technologies Inc. have not granted or permitted to exist any security interest or other encumbrance in favour of any party other than TigerTel Services covering the collateral described in each of the Consolidated Technologies GSA and the Consolidated Holdings GSA;

                  (viii) the Consolidated Holdings Guarantee guarantees all obligations of Consolidated Technologies Inc. owing to TigerTel Services including those obligations contained in the Consolidated Technologies Notes;

                  (ix) the Consolidated Holdings GSA properly secures all of the obligations of Consolidated Technologies Holdings Inc. to TigerTel Services including the obligations of Consolidated Technologies Holdings Inc. under the Consolidated Holdings Guarantee; and

                  (x) the Consolidated Technologies GSA properly secures all obligations of Consolidated Technologies Inc. to TigerTel Services including the obligations of Consolidated Technologies Inc. under the Consolidated Technologies Notes.

7. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

     (a) Organization. The Purchaser is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation.

     (b) Authority. The Purchaser has all requisite corporate power and authority to enter into this Agreement, to make the Offer and to carry out the transactions contemplated hereby and by the Offer. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement. The Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement enforceable by the Company against the Purchaser in accordance with its terms, subject, however, to the usual limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and the availability of equitable remedies.

     (c) No Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the constating documents of the Purchaser or the Purchaser, as the case may be, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Purchaser or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, other than such violations, breaches or defaults that shall have been waived, cured or otherwise consented to in accordance with the terms of such agreements or instruments or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the

          Purchaser or any of its subsidiaries or any of their properties or assets, except in the case of (ii) and (iii) for violations, breaches or defaults that could not reasonably be expected to, in the aggregate, materially and adversely affect the Purchaser and its subsidiaries taken as a whole.

     (d) Financing. The Purchaser has entered into adequate arrangements sufficient to ensure, upon satisfaction of the conditions of the Offer, that the required funds are available to effect the full payment by the Purchaser of the cash consideration payable pursuant to the Offer.

8.   Exclusivity.

     (a) The Company shall not, directly or indirectly, through any officer, director, employee, Representative, financial advisor or agent, or any of its subsidiaries, (i) solicit, initiate or knowingly encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any Acquisition Proposal or inquiries or proposals in connection therewith, (ii) participate in any discussions or negotiations regarding any Acquisition Proposal, (iii) withdraw or modify the approval of the Board of the transactions contemplated hereby in a manner adverse to the Purchaser, (iv) approve or recommend any Acquisition Proposal, or (v) enter into any agreement related to any Acquisition Proposal; provided, however, that, subject to compliance with section 9, but notwithstanding the preceding part of this section 8(a) or any other provision of this Agreement, nothing shall prevent the Board from considering, negotiating, approving, recommending to its shareholders or entering into an agreement in respect of an unsolicited bona fide written Acquisition Proposal (x) that the Board determines in good faith, after receiving (i) a written opinion from its financial advisors (a copy of which shall be provided to the Purchaser) that the Acquisition Proposal would reasonably be expected to, if consummated in accordance with its terms, result in a transaction more favourable to Shareholders from a financial point of view than the transaction contemplated by this Agreement, and (ii) a written opinion of outside counsel (a copy of which shall be provided to the Purchaser) to the effect that it is appropriate that the Board take such action in order to discharge properly its fiduciary duties, would reasonably be expected to, if consummated in accordance with its terms, result in a transaction more favourable to its Shareholders than the transaction contemplated by this Agreement, and (y) that is received prior to the Expiry Time (any such Acquisition Proposal being referred to herein as a "Superior Proposal").

     (b) The Company shall forthwith notify the Purchaser, at first orally and then in writing, of all current and future Acquisition Proposals of which its directors or senior officers are or become aware, or any amendments to the foregoing, or any request for non-public information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any of its subsidiaries by any Person. Such notice shall include a description of the material terms and conditions of any proposal and provide such details of the proposal, inquiry or contact as the Purchaser may reasonably request including the identity of the Person making such proposal, inquiry or contact.

     (c) If the Company receives a request for material non-public information from a Person who proposes a bona fide Acquisition Proposal in respect of the Company (the existence and content of which have been disclosed to the Purchaser), and the Board determines that such proposal would be likely to be a Superior Proposal pursuant to section 8(a) having received the advice referred to therein, then, and only in such case, the Board may, subject to the execution by such Person of a non-disclosure agreement, provide such Person with access to information regarding the Company and its subsidiaries; provided, however, that the Person making the Acquisition Proposal shall not be precluded under such non-disclosure agreement from making the Acquisition Proposal, and provided further that the Company sends a copy of any such non-disclosure agreement to the Purchaser immediately upon its execution and the Purchaser is provided with a list or copies of the information provided to such Person and immediately provided with access to similar information to which such Person was provided.

     (d) The Company shall ensure that its officers, directors and employees and its subsidiaries and their officers, directors and employees and any financial advisors or other advisors or Representatives retained by it are aware of the provisions of this section 8 and, for greater certainty, the Company shall be responsible for any breach of this section 8 by its financial advisors or other advisors or Representatives.

9.   Notice of Superior Proposal Determination.

     (a) The Company shall not accept, approve, recommend or enter into any agreement, arrangement or understanding in respect of an Acquisition Proposal (other than a non-disclosure agreement as contemplated by section 8(c)) unless (i) it has provided the Purchaser with a copy of the Acquisition Proposal document which the Board has determined would be a Superior Proposal, and (ii) five Business Days shall have elapsed from the later of the date the Purchaser received notice of the Company's proposed determination to accept, approve, recommend or enter into an agreement in respect of such Acquisition Proposal, and the date the Purchaser received a copy of the Acquisition Proposal.

          Information   provided  under  this  section  9(a)  shall   constitute
          Information for the purposes of section 10(b).

     (b) During such five Business Day period, the Company acknowledges that the Purchaser shall have the opportunity, but not the obligation, to offer to amend the terms of this Agreement and the Offer. The Board will review any offer by the Purchaser to amend the terms of this Agreement and the Offer in good faith in order to determine, in its discretion in the exercise of its fiduciary duties, whether the Offer, as amended, upon acceptance by the Company would result in the Acquisition Proposal not being a Superior Proposal. If the Board so determines, it will enter into an amended agreement with the Purchaser reflecting the amended proposal. If the Board continues to believe, in good faith and after consultation with its financial advisors and outside counsel, that the Acquisition Proposal is nonetheless a Superior Proposal and therefore rejects the amended proposal, the Company shall terminate the Agreement under section 14(b)(iii) forthwith and pay to the Purchaser the compensation payable to the Purchaser under section 15.

     (c) The Company also acknowledges and agrees that each successive modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of the requirement under clause (ii) of section 9(a) to initiate an additional five Business Day notice period.

10.  Access to Information.

     (a) Subject to sections 10(b) to and including 10(h) and applicable Laws, upon reasonable notice, the Company shall (and shall cause each of its subsidiaries to) continue to afford the Representatives of the Purchaser access, during normal business hours from the date hereof and until the earlier of the Expiry Time or the termination of this Agreement, to its properties, books, contracts and records as well as to its management personnel, and, during such period, each party shall (and shall cause each of its subsidiaries to) furnish promptly to the other party all information concerning its business, properties and personnel as such party may reasonably request, including monthly financial information.

     (b) The Information will be kept strictly confidential and shall not, without the prior written consent of the Company, be disclosed by the Purchaser, or by its Representatives, in any manner whatsoever, in whole or in part, and shall not be used by the Purchaser or its Representatives other than in connection with the Offer. Moreover, the Purchaser agrees to reveal the Information only to its Representatives who have a reasonable need to know the Information for the purposes of evaluating the Offer, who are informed by it of the confidential nature of the Information and who have agreed to act in accordance with the terms and conditions of this Agreement. Notwithstanding such agreement, the Purchaser shall continue to be responsible for any breach of this Agreement by its Representatives and shall indemnify and save the Company harmless from any breach by any of its Representatives.

     (c) All copies of the Information, except for that portion of the Information which consists of analyses, compilations, forecasts, studies or other documents prepared by the Purchaser or its Representatives, will be returned to the Company immediately upon the termination of this Agreement. That portion of the Information which consists of analyses, compilations, forecasts, studies or other documents prepared by the Purchaser or its Representatives, will be destroyed upon the Company's request and any oral Information will continue to be subject to the terms of this Agreement. Upon the request of the Company, the Purchaser shall provide a certificate certifying as to the complete return and destruction of all Information in accordance with the terms of this paragraph.

     (d) The Purchaser acknowledges that the Information is confidential and a valuable asset of the Company and all right, title and interest in and to the Information is and at all times shall remain the exclusive property of the Company.

     (e) If the Purchaser or anyone to whom the Purchaser transmits the Information pursuant to this Agreement becomes legally compelled to disclose any of the Information, the Purchaser shall provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If such protective order or other remedy is not obtained or the Company waives compliance with the provisions of this Agreement, the Purchaser shall furnish only that portion of the Information which it is advised, by written opinion of counsel addressed to the Purchaser and to the Company, is legally required and shall exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

     (f) Without the prior written consent of the Company, until the earlier of the acquisition by the Purchaser of 100% of the Common Shares pursuant to the transactions contemplated by this Agreement and December 31, 2000, neither the Purchaser nor any of its affiliates shall, directly or indirectly, solicit for employment any person who is then employed or who, within the 90 day period prior to the date of such solicitation, was employed (either as an employee or a consultant) by the Company or any of its subsidiaries.

     (g) The Purchaser acknowledges that disclosure of any Information may cause significant damage and harm to the Company, its affiliates, subsidiaries and shareholders and that remedies at law may be inadequate to protect against breach of this Agreement, and the Purchaser hereby in advance agrees to the granting of injunctive relief in favour of the Company without proof of actual damages, in addition to any other remedy the Company may be entitled to.

     (h)  The  provisions  of  sections  10(b)  to and  including  10(h) of this section 10 shall survive for a period of two years after the termination of this Agreement.

     (i) Each of the Purchaser and the Company shall deliver, at the closing of the transactions contemplated hereby, such customary certificates, resolutions and other closing documents as may be required by the other parties hereto, acting reasonably.

11. Fees and Expenses. The Company and the Purchaser will each pay their respective fees and expenses (including fees and expenses of legal counsel, investment bankers, brokers or other representatives or consultants) in connection with the transactions contemplated hereby.

12. Commissions. The Company represents and warrants to the Purchaser that it has not dealt with any broker or finder in connection with this letter or the transactions contemplated herein and that no person or entity is entitled to any brokerage or finder's fee, commission or other compensation on account of any such dealings on behalf of the Company, other than Yorkton Securities Inc., which the Company has agreed to pay an advisory fee pursuant to an agreement dated November 19, 1999, a copy of which was provided to the Purchaser. The Company shall indemnify, save and hold the Purchaser harmless from and against any and all losses, costs or expenses (including, without limitation, any and all attorneys' fees related to suits, actions or judgements incident hereto), whether direct, contingent or consequential, and no matter how arising, in any way related to or arising from any breach of the representations and warranties contained in this paragraph.

13. Binding Nature. The parties acknowledge that this Agreement represents the binding and legally enforceable obligations of the parties hereto with respect of the matters covered hereby. The parties each agree to proceed in good faith to cause their respective counsel, accountants and personnel to obtain any and all necessary authorizations, regulatory approvals and consents as may be required or desirable to consummate the Offer.

14.  Termination.

     (a) If any condition contained in section 2 is not satisfied at or before the Proposed Offer Date to the satisfaction of the Purchaser, or if any of the conditions set forth in Section 4(a), (f), (h), (i) and (j) of Schedule "A" are not satisfied at the Expiry Time to the satisfaction of the Purchaser, then the Purchaser may by notice to the Company terminate this Agreement and the obligations of the parties hereunder except as otherwise herein provided.

     (b)  This Agreement may, until the Expiry Time:

          (i) be terminated by mutual agreement of the Company and the Purchaser;

          (ii) be terminated by the Company if the Purchaser breaches this Agreement in any material respect;

          (iii) be terminated by the Company, provided that the Company is not then in breach or default in any material respect of any of its obligations hereunder, upon any determination by the Board at the conclusion of the process set out in sections 8 and 9 that an Acquisition Proposal constitutes a Superior Proposal, and further provided the Company has paid the compensation payable to the Purchaser under section 15;

          (iv) be terminated by the Purchaser if the Company breaches this Agreement in any material respect;

          (v) be terminated by the Purchaser if at any time after the date hereof;

                (A) the Board shall have  approved or  recommended  any Superior
                    Proposal, or determined at the conclusion of the process set out in sections 8 and 9 that any Acquisition Proposal is a Superior Proposal, or resolved to take any of the foregoing actions,

                (B) the Board  shall  have  withdrawn  or  modified  in a manner adverse to the Purchaser or shall have failed upon request by the Purchaser to confirm its approval or recommendation of the Offer (other than as a direct result of and in direct response to a material breach by the Purchaser of its obligations hereunder), or resolved to take any of the foregoing actions, or

                (C) an  Acquisition  Proposal is publicly  announced,  proposed, offered or made by a third party to the Shareholders and at the Expiry Time such Acquisition Proposal has not expired or been withdrawn and the minimum share tender condition (as defined in section 4(a) of Schedule "A") has not been satisfied or waived by the Purchaser.

     (c) If the Purchaser has not taken up and paid for the Common Shares deposited under the Offer on or before the date that is the earliest of (i) the date by which the Purchaser is required to take up and pay for Common Shares tendered to the Offer pursuant to the provisions of the Securities Act; (ii) 10 days after the Expiry Time; and (iii) the 75th day after the date of the Offer if no Acquisition Proposal has been made or publicly announced by a third party prior to such 75th day and when the Offer is outstanding, then this Agreement shall automatically terminate, provided that the Company and the Purchaser may mutually agree to extend the date for termination of the Agreement.

     (d) If this Agreement is terminated in accordance with the foregoing provisions of this section 14, no party shall have any further liability to perform its obligations hereunder except as otherwise expressly contemplated hereby, and provided that neither the termination of this Agreement nor anything contained in this section 14(d) shall relieve any party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants made herein.

15.  Purchaser's Compensation.

     (a) If the Agreement is terminated pursuant to section 14(b)(iii), section 14(b)(v)(A) or section 14(b)(v)(B), provided the Purchaser is not in material breach of its obligations to make the Offer in accordance with this Agreement, then the Company shall pay to the Purchaser an amount equal to the Cash Compensation Amount in immediately available funds to an account designated by the Purchaser. Such cash payment shall be paid, in case of termination by the Company, prior to any such termination and in case of termination by the Purchaser, forthwith following any such termination.

     (b) If the Agreement is terminated pursuant to section 14(a), provided the Purchaser is not in material breach of its obligations under this Agreement, then the Company shall pay to the Purchaser the aggregate out of pocket costs and expenses of the Purchaser, including without limitation, the amount of the fees and expenses (including disbursements) of counsel to the Purchaser and its affiliates in connection with the transactions contemplated by this Agreement incurred in the period from and including the date hereof to and including the date of termination by the Purchaser pursuant to Section 14(a) to a maximum of $250,000 in immediately available funds to an account designated by the Purchaser. Such payment shall be due on the first Business Day following the receipt by the Company of documentation satisfactory to it, acting reasonably, substantiating the incurrence of such costs and expenses.

     (c) For greater certainty, the parties hereto agree that the compensation to be received pursuant to section 15(a) or 15(b) is the sole remedy of the party receiving such payment provided that nothing shall preclude a party from seeking injunctive relief to restrain any breach or threatened breach of the covenants or agreements set forth in this Agreement (including pursuant to section 10 or otherwise to obtain specific performance of any of such act, covenants or agreements, without the necessity or posting bond or security in connection therewith.

16.  Notice and Cure Provisions.

     (a) The Purchaser and the Company shall give prompt notice to the other, after obtaining knowledge of the occurrence, or failure to occur, at any time until the Expiry Time, of any event or state of facts which occurrence or failure would, or would be likely to:

          (i) cause any of the representations or warranties of the other contained herein to be untrue or inaccurate in any material respect on the date made; or

          (ii) result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the other hereunder prior to the Expiry Time which is susceptible to being cured.

     (b) Neither the Purchaser nor the Company may elect not to complete the transactions contemplated hereby pursuant to the conditions contained herein, or exercise any termination right arising therefrom, unless forthwith and in any event prior to the Expiry Time, the Purchaser or the Company has, as the case may be, delivered a written notice to the other specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Purchaser of the Company is, as the case may be, asserting as the basis for the non-fulfilment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is delivered, provided that the Purchaser or the Company is, as the case may be, proceeding diligently to cure such matter, if such matter is susceptible to being cured, the other may not terminate this Agreement until the earlier of the Expiry Time and the expiration of a period of 10 days from such notice.

17. Publication/Disclosure. Except as may otherwise be required by law or by regulatory authorities having discretion over such matters, each party hereto agrees that it will not publish, file with any securities commission or other regulatory authority, or otherwise make public or make any public disclosure with respect to this Agreement or the negotiations related to this Agreement, in each case without the prior approval of the other party. If any party deems that it is required by law or such regulatory authority to make any public announcement or release concerning this Agreement, such party agrees to provide a written copy thereof to the other party in advance of any such announcement or release and to reasonably consider any suggested modifications, which will be provided by the other party in a timely matter. The parties acknowledge that the terms of this Agreement will be summarized in the Bid Circular and in the Directors' Circular.

18. Notices. Any notice required or permitted to be given hereunder shall be written, and shall be either (i) personally delivered, (ii) sent by a reputable common carrier guaranteeing next Business Day delivery, or (iii) sent by facsimile, to the respective addresses of the parties set forth below, or to such other place as any party hereto may by notice given as provided herein designate for receipt of notices hereunder. Any such notice shall be deemed given and effective upon receipt or refusal of receipt thereof by the primary party to whom it is to be sent.

         If to the Company:

                                                TigerTel Inc.
                                                87 Skyway Avenue
                                                Suite 200
                                                Etobicoke, ON  M9W 6R3

                                                Attention:    Donald Swift
                                                Facsimile:    (416) 798-8493

         with a required copy to:               Meighen Demers
                                                Box 11
                                                Merrill Lynch Canada Tower
                                                1100-200 King Street West
                                                Toronto, Ontario
                                                M5H 3T4

                                                Attention:    Richard Sutin
                                                Facsimile:    (416) 977-5239

         If to the Purchaser or the Purchaser:  AT&T Canada Corp.
                                                150 Laurier Avenue West
                                                Ottawa, Ontario
                                                K1P 5J4

                                                Attention:    Stephen Millington
                                                Facsimile:    (613) 688-4576

         with a required copy to:               AT&T Canada Inc.
                                                205 5th Avenue S.W.
                                                Calgary, Alberta
                                                T2P 2V6

                                                Attention:    Steven Chisholm
                                                Facsimile:    (403) 263-9044

         with a required copy to:               Osler, Hoskin & Harcourt LLP
                                                P.O. Box 50
                                                1 First Canadian Place
                                                Toronto, Ontario
                                                M5X 1B8

                                                Attention:    Randall Pratt
                                                Facsimile:    (416) 862-6666

19. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained in this Agreement shall terminate on the Expiry Time or upon the termination of this Agreement pursuant to section 14, as the case may be, except that the agreements set forth in section 4 (further action, reasonable best efforts) and section 17 shall survive the Expiry Time indefinitely and those set forth in section 10, section 11, section 15, and section 22 shall survive termination indefinitely (in accordance with the terms of such provisions).

20. Knowledge. In this Agreement, references to "to the knowledge of" means the actual knowledge of any of the Executive Officers of the Company or the Purchaser, as the case may be, after reasonable inquiry, and such Executive Officers shall make such inquiry as is reasonable in the circumstances.

21. Principles of Interpretation. The division of this Agreement into sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to a "section" or "Schedule" followed by a number and/or a letter refer to the specified section or Schedule of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto. Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders. In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The parties hereto irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of Ontario in respect of the interpretation and enforcement of this Agreement.

23. Counterparts. This Agreement may be executed by facsimile signature, or otherwise, in two or more counterparts, all of which taken together will constitute one binding agreement.

24. Entire Agreement. This Agreement constitutes and comprises the entire agreement and understanding between the Company and the Purchaser with regard to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof

25. Beneficiaries. Except as expressly provided herein, no third party shall be entitled to enforce any provision hereof, and no third party is intended to benefit from this Agreement.

26. Authorship. The parties hereto agree that the terms and language of this Agreement and all agreements contemplated hereby were the results of negotiations between the parties and, as a result, there shall be no presumption that any ambiguity in this Agreement shall be resolved against either party.

27. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

28. Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that the Purchaser may assign all or any of its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of the Purchaser, provided that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations.

29. Amendment; Waiver. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing accurately expresses the Company's understanding and agreement with respect to the matters described herein, please execute this letter below and return it to us.

                                        AT&T CANADA CORP.



                                        By: /S/ Steven B. Chisholm
                                           -------------------------------------
                                           Steven B. Chisholm
                                           Senior Vice President and
                                           General Counsel


Accepted and Agreed as of November 28, 1999.

TIGERTEL INC.


         By:   /S/ Donald H. Swift
              ------------------------------
              Donald H. Swift
              Chairman and CEO

                                  SCHEDULE "A"


                               TERMS OF THE OFFER

 1. General Terms. The Offer shall be made to purchase all of the Common Shares by way of a take-over bid circular prepared in compliance with the Securities Act and other applicable provincial securities laws and, if necessary, in accordance with the applicable laws of the United States. The Offer shall be made on the terms herein set forth and upon such other terms and conditions as are required by law and shall be open for acceptance for a period of not less than 20 business days and shall have an initial expiry date not later than December 30, 1999 and may be extended as permitted in the circumstances prescribed in section 2 below.

         The Purchaser shall have the right to vary the terms of the Offer to effect one or more of the following:

     (a)  increase the consideration offered for the Common Shares;

     (b) extend the period during which Common Shares may be deposited to the Offer;

     (c) waive any condition of the Offer or reduce the minimum deposit condition contained in paragraph 4(a) hereof; and

     (d)  comply with applicable securities laws.

 2. Maximum Offer Period. Except as described in the following paragraph, the Purchaser shall no later than 75 calendar days from the date of the Offer either:

     (a)  withdraw the Offer and return all Common Shares deposited  thereunder;
          or

     (b) waive any conditions that have not been satisfied, if any, and take up and pay for all Common Shares deposited under the Offer.

     The Offer may be extended by the Purchaser beyond the date which is 75 calendar days from the date of the Offer, from time-to-time, in the event that the Purchaser first takes up and pays for all deposited Common Shares.

 3. Price of the Offer. The Purchaser shall pay, for each whole Common Share validly deposited under the Offer and not withdrawn, $9.25 in cash.

 4. Conditions of the Offer. The Offer shall not be subject to any conditions other than the following:

     (a) there shall have been validly deposited and not withdrawn pursuant to the Offer a number of Common Shares which constitutes at least 90% of the Common Shares outstanding (calculated on a fully diluted basis) (the "minimum share tender condition");

     (b) Competition Act Approval shall have been obtained in connection with the Offer and no other governmental authority or other person shall have opposed or threatened to oppose the purchase of the Common Shares (including any application for interim relief);

     (c) the Purchaser shall have obtained such orders or exemptive relief from the appropriate governmental or regulatory authorities in each applicable jurisdiction as are necessary in connection with completing the Offer and the transactions contemplated thereby;

     (d) there shall not exist any prohibition at law against the Purchaser making the Offer or taking up and paying for Common Shares deposited under the Offer, or completing any subsequent compulsory acquisition or going private transaction;

     (e) (i) no act, action, suit or proceeding shall have been threatened or taken before or by any domestic or foreign court, tribunal or governmental agency or other regulatory authority or administrative agency or commission or before or by any elected or appointed public official or private person, or by any other person, in Canada or elsewhere, whether or not having the force of law; and

          (ii) no law, regulation, policy, directive or order, whether or not having the force of law, shall have been proposed, enacted, promulgated or applied,

          to cease trade, enjoin, prohibit or impose material limitations or conditions on the purchase by or the sale to the Purchaser of the Common Shares or the rights of the Purchaser to own or exercise full rights of ownership of Common Shares or which, if the Offer were consummated, could materially and adversely affect the Purchaser's ability subsequently to effect a going private transaction;

     (f) the covenants and agreements contained in each of the Lock-up Agreements, to be performed or complied with by a party other than the Purchaser, shall have been performed or complied with;

     (g) each of the Specified Representations and Warranties shall be true and correct in all respects, each of the other representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, and the Company shall have performed in all respects any covenant or complied in all respects with any agreement to be performed by it under this Agreement;

     (h) the Exchangeable Share Resolution shall have been approved by not less than two-thirds of the votes cast on such resolution at the Exchangeable Shareholder Meeting duly held in accordance with the relevant provisions of the OBCA and the Articles of TigerTel Services; Articles of Amendment amending the Articles of TigerTel Services in accordance with the Exchangeable Share Resolution shall have been duly filed with the Director under the OBCA and shall be effective on or before the Expiry Time; the board of directors of TigerTel Services shall have set an Automatic Redemption Date approved by the Purchaser; and Applied shall have duly given notice of the exercise of its Redemption Call Right and shall have taken all other actions requested by the Purchaser, acting reasonably, to ensure that the Exchangeable Share Redemption shall occur on the Automatic Redemption Date;

     (i)  the Consolidated  Technologies Agreements shall have been entered into
          and  the  Consolidated   Technologies   Disposition  shall  have  been
          consummated;

     (j) the Purchaser shall have been provided executed copies of a letter from IBM Credit Corporation and IBM Canada addressed to Applied, the Company and the Purchaser, in form and substance satisfactory to the Purchaser, acting reasonably, which provides for the following: (i) that upon the repayment of the IBM Indebtedness by the Company, the Company shall be able to effect the IBM Termination without payment of any penalty or premium, (ii) that upon the IBM Termination, IBM Credit Corporation will discharge and release any liens, security interests or other encumbrances now or hereafter existing on the Common Shares of the Company owned by Applied such that upon such discharge, the Common Shares of the Company owned by Applied will be free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever arising under the IBM Loan Documents, and (iii) that upon the IBM Termination, IBM Canada will discharge and release any liens, security interests or other encumbrances now or hereafter existing over the property of the Company or any of its subsidiaries, including without limitation, any liens, security interests or other encumbrances now or hereafter existing over any goods, equipment, property, monetary obligations, undertaking or assets of the Company or any of its subsidiaries such that upon such discharge, the property, undertaking, goods, equipment, monetary obligations and assets of the Company and each of its subsidiaries will be free and clear and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever arising under the IBM Loan Documents; and

     (k)  the Purchaser shall have entered into the Employment Agreements.

The foregoing conditions are for the exclusive benefit of the Purchaser and may be asserted by the Purchaser regardless of the circumstances (including any action or inaction by the Purchaser) giving rise to such assertion or may be waived by the Purchaser in whole or in part at any time and from time to time, in its sole discretion and shall be exclusive of any other right which the Purchaser may have under the Offer. The failure by the Purchaser at any time to exercise or assert any of the foregoing rights shall not be deemed to constitute a waiver of any such right, the waiver of any such right with respect to particular facts or other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an on-going right which may be asserted at any time and from time to time by the Purchaser. Any determination by the Purchaser concerning the foregoing conditions shall be final and binding upon all parties.

                                  SCHEDULE "B"


                                   DEFINITIONS

"Acquisition Proposal" means (i) any sale of material assets of the Company or any of its subsidiaries, other than sales of inventory or accounts receivable or sales in the ordinary course, of any lease, long-term supply agreement or any other agreement having the same economic effect as such a sale, (ii) any amalgamation, merger, consolidation, take-over bid, reorganization, dissolution, recapitalization, business combination or similar transaction involving the Company or any of the Common Shares (or rights to acquire such shares), or (iii) a sale or transfer, directly or indirectly, of any of the Common Shares held by Applied other than as provided for or permitted by the Applied Lock-Up Agreement;

"Additional Lock-up Agreement" means agreement entered into with Cote 100 Inc. substantially in the form of the Applied Lock-up Agreement;

"Applied Lock-Up Agreement" has the meaning ascribed to it in the Agreement;

"Appropriate Regulatory Approvals" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of any Government Entity, regulatory agency or self-regulatory organization, as set out on Schedule "C" hereto;

"Articles" means the Articles of Amalgamation of TigerTel Services dated January 1, 1999, as amended by Articles of Amendment dated February 9, 1999;

"Business Day" means any day on which commercial banks are open for business in New York, New York and Toronto, Ontario other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada applicable therein or in New York, New York under the laws of the State of New York or the federal laws of the United States of America applicable therein;

"Cash Compensation Amount" means $3,471,306;

"CBCA" means the Canada Business Corporations Act (Canada) as now in effect and as it may be amended from time to time prior to the Expiry Time;

"Commissioner"   means  the  Commission  of  Competition   appointed  under  the
Competition Act;

"Company Financial Statements" has the meaning ascribed thereto in section 6(h);

"Company Options" means the outstanding stock options providing for the issuance of 773,517 Common Shares upon the exercise thereof as set forth in the

Disclosure Letter, disclosing the names of the holders, the number of Common Shares underlying each such option and the exercise price thereof;

"Company Property" has the meaning ascribed thereto in section 6(q);

"Competition Act" means the Competition Act (Canada);

"Competition Act Approval" means the relevant waiting period under Section 123 of the Competition Act shall have expired and (a) an advance ruling certificate ("ARC") pursuant to Section 102 of the Competition Act shall have been issued by the Commissioner or (b) a "no action letter" satisfactory to the Purchaser, indicating that the Commissioner has determined not to make an application for an order under Section 92 of the Competition Act, shall have been received from the Commissioner, and any terms and conditions attached to any such letter shall be acceptable to the Purchaser and, in each case, there shall be no threatened or actual application by the Commissioner for an order under sections 92 or 100 of the Competition Act.

"Consolidated Disposition Agreements" means the definitive agreements, in form and substance satisfactory to the Purchaser, acting reasonably, providing for
(i) the consummation of the Consolidated Technologies Disposition, (ii) the delivery, in escrow, of all agreements, instruments, releases, payments, opinions and other documents necessary to consummate the Consolidated Technologies Disposition and (iii) the release of escrow and the immediate consummation of the Consolidated Technologies Disposition concurrently with the take up by the Purchaser of any Common Shares deposited, and not withdrawn, under the Offer;

"Consolidated Technologies Disposition" means the following transactions:

     (a)  the  purchase  by  Applied  of  all   securities  of  all  classes  of
          Consolidated Technologies Holdings Inc., a corporation incorporated under the laws of British Columbia, beneficially owned by each of:

          (i) TigerTel Acquisition Ltd., a corporation incorporated under the laws of British Columbia and a wholly owned subsidiary of TigerTel Services, and

          (ii) TigerTel Services,

          with each purchase of each separate class of securities being made by way of a take-over bid exempt from the applicable take-over bid provisions of the Securities Act (British Columbia) and conducted in accordance with Section 98(1)(c) of such Act such that each separate bid meets all of the following conditions, namely,

          (iii) purchases are made  from  not  more   than  5  persons  in   the
                aggregate, including persons outside British Columbia;

          (iv) the bid is not made generally to security holders of the class of securities that is the subject of the particular bid; and

          (v) the value of the consideration paid for any of the securities, including brokerage fees and commissions, is not greater than 115% of the market price of securities of that class at the date of the bid, with the market price of such securities being an amount equal to the simple average of the closing price of securities of that class for each of the business days on which there was a closing price falling not more than 20 business days before that date, or if the market for such securities does not provide a closing price, but provides only the highest and lowest prices of securities traded on a particular day, the market price of the securities, at any date, is an amount equal to the average of the simple averages of the highest and lowest prices for each of the business days on which there were highest and lowest prices falling not more than 20 business days before that date.

     (b) the purchase by Applied of all of the common shares of Payless Communications Inc. ("Payless"), a corporation incorporated under the laws of British Columbia, beneficially owned by TigerTel Services for a purchase price equal to TigerTel Services' aggregate book value in respect of the common shares of Payless beneficially owned by TigerTel Services;

     (c) the execution and delivery by Consolidated Technologies Holdings Inc., and each of its subsidiaries of agreements providing TigerTel Services with general security over all of the assets, properties and equipment of Consolidated Holdings Technologies Inc., and each of its subsidiaries, to secure the obligations of Consolidated Technologies Inc. pursuant to the Consolidated Technologies Notes; and

     (d) the payment to TigerTel Services by way of certified cheque, bank draft or wire transfer of immediately available funds in the amount of all the then outstanding principal and accrued interest payable by Payless pursuant to that certain promissory note dated September 8, 1999 issued in favour of TigerTel Services.

"Consolidated Holdings GSA" means that certain General Security Agreement between Consolidated Technologies Holdings Inc. and AT&T Long Distance Services Company ("AT&T") dated as of March 1, 1997 as assigned by AT&T to TigerTel Services pursuant to the Assignment of Debt and Security Agreement dated as of May 31, 1999 between AT&T and TigerTel Services;

"Consolidated Holdings Guarantee" means that certain guarantee of Consolidated Technologies Holdings Inc. dated as of March 1, 1997 providing AT&T a guarantee of all obligations of Consolidated Technologies Inc., all as assigned by AT&T to

TigerTel Services pursuant to the Assignment of Guarantee Agreement dated as of November 28, 1999 between AT&T and TigerTel Services;

"Consolidated Technologies GSA" means that certain General Security Agreement between Consolidated Technologies Inc. and AT&T dated as of March 1, 1997 as assigned by AT&T to TigerTel Services pursuant to the Assignment of Debt and Security Agreement dated as of May 31, 1999 between AT&T and TigerTel Services;

"Consolidated Technologies Notes" means (i) that certain promissory note dated September 8, 1999 in the principal amount of $827,474.24 issued by Consolidated Technologies Inc. in favour of TigerTel Services, (ii) that certain promissory note dated as of November 26, 1999 in the principal amount of $122,328.70 issued by Consolidated Technologies Inc. in favour of TigerTel Services and (iii) such other promissory notes issued by Consolidated Technologies Inc. in favour of the Company or any of its subsidiaries evidencing advances made by the Company or any of its subsidiaries to Consolidated Technologies Inc.;

"Contract" means any pending and/or executory contract, agreement, arrangement or understanding to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets is bound or affected;

"Disclosure Letter" means that certain letter dated November 28, 1999 and delivered by the Purchaser to the Company concurrently with the execution of this Agreement;

"Employee" has the meaning ascribed thereto in section 6(t)(i);

"Employee Plans" has the meaning ascribed thereto in section 6(u)(ii);

"Employment Agreements" means employment and non-competition agreements with each of Donald Swift, Douglas Swift, Michael Andison, Ronald Waine, Penelope Livingstone, James Knight, Georges Roy, Brian MacIntosh, Jenny Gloyn, Gabrielle Holz, Judith Baker, David Bain, Lui Carinci, Jim Mckenzie, Jackie Hammond, Daniel Juneau, Grant Kuhn and each branch manager of each of the call centres operated by the Company and each of its subsidiaries which agreements shall provide for employment terms no less favourable than those currently provided to each such employee and shall take effect only upon the consummation of the Offer;

"Exchangeable Share Redemption" means the cancellation of Exchangeable Shares to be completed in accordance with the following:

     (a) the directors of TigerTel Services shall call the Exchangeable Shareholder Meeting and the Exchangeable Shareholder Meeting Date shall be set in accordance with the provisions of the OBCA;

     (b) the Meeting Circular shall be mailed to all registered and beneficial holders of Exchangeable Shares not later than 25 days prior to the date of the Exchangeable Shareholder Meeting in accordance with National Policy Statement No. 41;

     (c)  the record date for the Exchangeable  Shareholder  Meeting shall be at
          the  close  of  business  on  the  date   immediately   preceding  the
          Exchangeable Shareholder Mailing Date;

     (d) the Exchangeable Shareholder Meeting shall be held in accordance with the relevant provisions of the OBCA and the articles and by-laws of TigerTel Services:

          (i) the Exchangeable Share Resolution shall be approved by not less than two-thirds of the votes cast on such resolution, and

          (ii) holders of Exchangeable Shares holding at least 50% of the Exchangeable Shares outstanding at that time shall be present or represented by proxy (excluding Exchangeable Shares beneficially owned by Applied or its Affiliates).

     (e) assuming approval of the Exchangeable Share Resolution at the Exchangeable Shareholder Meeting, Articles of Amendment amending the Articles of TigerTel Services in accordance with the Exchangeable Share Resolution, shall be filed with the Director under the OBCA and shall be effective on or before December 30, 1999;

     (f) on or before December 30, 1999, Applied shall notify TigerTel Services and Montreal Trust Company of Canada, or such other person as may from time to time be the registrar and transfer agent of the Exchangeable Shares, of its intention to exercise its Redemption Call Right (as that term is defined in the provisions relating to Exchangeable Shares contained in the Articles of TigerTel Services);

     (g) on or before December 30, 1999, Applied shall deposit with Montreal Trust Company of Canada, or such other person as may from time to time be the registrar and transfer agent of the Exchangeable Shares, certificates representing the aggregate number of shares of Applied Common Stock deliverable by Applied (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any liens) in payment of the total Redemption Call Purchase Price (as that term is defined in the provisions relating to Exchangeable Shares contained in the Articles of TigerTel Services) for all outstanding Exchangeable Shares and a cash amount, if any, equal to all declared and unpaid dividends comprising part of the total Redemption Call Purchase Price for all outstanding Exchangeable Shares;

     (h) on the Automatic Redemption Date, Applied shall exercise its Redemption Call Right and shall purchase and the Exchangeable
          Shareholders shall sell all of the Exchangeable Shares then outstanding (other than shares held by Applied) for the Redemption Call Purchase Price (as that term is defined in the provisions relating to Exchangeable Shares contained in the Articles of TigerTel Services);

     (i) on the day after the Automatic Redemption Date, Applied shall sell and the Company shall purchase for no additional consideration, all right, title, and interest in all Exchangeable Shares held by Applied and its Affiliates;

     (j) upon the sale by Applied to the Company of all Exchangeable Shares held by Applied and its Affiliates, the Company will transfer to TigerTel Services each such Exchangeable Share acquired from Applied and, in consideration for such transfer, TigerTel Services will issue to the Company one common share from its capital stock for each Exchangeable Share so transferred; and

     (k) upon receipt of all the Exchangeable Shares transferred from the Company to TigerTel Services, TigerTel Services will cancel all such Exchangeable Shares and will file articles of amendment amending the Articles of TigerTel Services removing the Exchangeable Shares as a class of shares in the capital stock of TigerTel Services.

"Exchangeable Shareholder Mailing Date" means the date on which the Meeting Circular is mailed to all registered and beneficial holders of Exchangeable Shares, which date shall be not later than 25 days prior to the Exchangeable Shareholder Meeting Date;

"Exchangeable Shareholder Meeting" means the special meeting of Exchangeable Shareholders to be held to consider the Exchangeable Share Resolution;

"Exchangeable Shareholder Meeting Date" means December 29, 1999, the date of the Exchangeable Shareholder Meeting;

"Exchangeable Share Resolution" means the resolution approving the:

          (a) amendment of the definition of "Automatic Redemption Date" contained in the provisions relating to the Exchangeable Shares and found in the Articles of TigerTel Services to mean the following:

                    "Automatic Redemption Date" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 6 of these share provisions, which date shall be a date selected by the Board of Directors provided such date will be after January 1, 2000 but in any event not later than June 30, 2001.

          (b) amendments of the first sentence of Section 6.3(b) of the share provisions relating to the Exchangeable Shares found in the Articles of TigerTel Services to be the following:

               (i) To exercise the Redemption Call Right, Applied must notify the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and the Corporation of Applied's intention to exercise such right at any time on or before the Automatic Redemption Date.

"Exchangeable Shares" means the class of exchangeable shares that form part of the authorized and issued capital of TigerTel Services and which carry with them certain rights and privileges with respect to common shares of Applied;

"Executive Officers" in the case of the Company means the individuals named for such purpose in the Disclosure Letter;

"Expiry Time" has the meaning ascribed thereto in section 1;

"Governmental Entity" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

"IBM Credit Agreement" means the Amended and Restated Term and Revolving Credit Agreement dated as of July 30, 1999 by and among IBM Credit Corporation, IBM Financing, a division of IBM Canada Limited ("IBM Canada") and IBM United Kingdom Financial Services Limited, Applied, Ground Effects Ltd. ("Ground Effects"), the Company, Signal Processors Limited and Signature Industries Limited as amended by Amendment No. 1 to the Amended and Restated Term and Revolving Credit Agreement dated as of September 29, 1999 by and among IBM Credit Corporation, IBM Canada, Applied, Ground Effects and the Company;

"IBM Indebtedness" means the amount of any outstanding indebtedness owed by the Company under the IBM Credit Agreement;

"IBM Loan Documents" means the IBM Credit Agreement, any guarantees delivered by any subsidiary of the Company in connection with the IBM Credit Agreement, and any security or other document delivered by Applied (relating to any security given by Applied in any interest in the Company or any of its subsidiaries), the Company or any of the Company's subsidiaries in connection with the IBM Credit Agreement or any such guarantee;

"IBM Termination" has the meaning ascribed thereto in Section 5(l);

"Information" means all information furnished under section 10(a) by the Company relating to the business, assets, corporate structure, financial position and operations of the Company, including, without limitation, all documentation, business plans, Intellectual Property, studies, records, knowledge, systems, ideas, know-how, source codes, object codes, manuals and other tangible or intangible information relating to the Company's business, products or services together with all financial information, plans, corporate records, product information, analyses, compilations, forecasts, studies or other documents prepared by the Company or its Representatives which contain or otherwise reflect such information. The term "Information" shall not include such portions of the Information which: (i) are or become generally available to the public other than as a result of a disclosure by the Purchaser, one of its affiliates or their Representatives; or (ii) are received from an independent third party who had obtained such information lawfully and was under no obligation of secrecy or confidentiality; (iii) were independently developed by the Purchaser or on the Purchaser's behalf, or (iv) the Purchaser Shows was lawfully in the possession of the Purchaser or one of its affiliates before the Purchaser received such information from the Company;

"Intellectual Property" means industrial and intellectual property including:

         (a) all registered or unregistered trade-marks, trade names, business names, domain names, brand names, brands, designs, logos, identifying indicia and service marks, including any goodwill attached thereto and all registrations and applications relating thereto;

         (b) all inventions, patents, patent rights, patent applications (including all reissues, divisions, continuations, continuations-in-part and extensions of any patent or patent application), industrial designs and applications for registration of industrial designs;

         (c) all copyrights, registrations and applications for registration of copyrights and works of authorship including all computer programs (including source codes), databases and related works; and

         (d) all processes, data, trade secrets, designs, know-how, product information, manuals, technology, research and development reports, technical information, technical assistance, design specifications and similar materials recording or evidencing expertise or proprietary information;

"Irrevocable Proxy" means a duly executed proxy and voting agreement in the form attached hereto as Schedule "D";

"Laws" means all statutes, regulations, statutory rules, principles of law, orders, published policies and guidelines, and terms and conditions of any grant of approval, permission, authority or license of any court, Governmental Entity, statutory body (including The Toronto Stock Exchange or the Montreal Exchange) or self-regulatory authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

"Leased Real Property" means all land, building, fixtures or other real property in which the Company or any of its subsidiaries hold a leasehold or subleasehold estate, or is granted a licence, concession or other right of use or occupancy;

"Leasehold Improvements" means all buildings, fixtures and other improvements located on each Leased Real Property which are owned by the Company or any of its subsidiaries, regardless of whether such buildings, fixtures or improvements are subject to reversion to the landlord or other third party upon the expiration or termination of the Lease for such Leased Real Property;

"Leases" means all leases, subleases, licences, concessions and other agreements (written or oral), together with all amendments, extensions, renewals, guarantees and other agreements with respect thereto, for any Leased Real Property;

"Lock-up Agreements" means the Applied Lock-up Agreement and the Additional Lock-up Agreement;

"Licensed Intellectual Property" has the meaning inscribed thereto in section 6(w)(i);

"Material Adverse Effect" means any matter or action that has an effect that is, or would reasonably be expected to be, material and adverse to the business, assets, liabilities, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole, other than any change, effect, event or occurrence relating to (i) the Canadian or United States economy in general, or (ii) as disclosed in the Disclosure Letter; and for greater certainty, shall not include any change, effect, event or occurrence resulting from the announcement of the transactions contemplated in this Agreement;

"Material Contract" means any Contract which:

         (a)      imposes  a  purchase  right  or  right  of  first  refusal  or
                  security   interest  in  any  asset  of  the  Company  or  its
                  subsidiaries having a value in excess of $100,000;

         (b) is a warranty or guaranty creating an obligation, contingent or otherwise, in an amount in excess of $100,000 in the aggregate given to any customer or other party by the Company or any of the Company's subsidiaries with respect to any of the Company's products or to Company's or any of the Company's subsidiaries' performance or the performance of any employees of the Company or any subsidiary of the Company (or series of related warranties or guaranties creating such an obligation);

         (c) is a contract under which the Company or any of the Company's subsidiaries has acquired or licensed any real or personal property or assets of a third party or under which the Company or any of its subsidiaries otherwise uses any properties or assets of another party or which are jointly owned by the Company or any of its subsidiaries with any other party or parties, in each case involving property or assets having a value of more than $100,000, or aggregate payments of more than $100,000;

         (d)      is  an  agreement   with an  original  equipment  manufacturer
                  which  is  a   material   supplier   to  the  Company  or  its
                  subsidiaries;

         (e)      is a  distribution, agency or sales  representation  agreement
                  having a value or  aggregate payments in excess of   $100,000;

         (f)      any  other  contract  which  provides   for  aggregate  annual
                  payments to or from the Company or its subsidiaries having an aggregate value of $3,000,000 or more;

         (g) requires aggregate annual future payments or expenditures in excess of $100,000 or having a term of more than one year that relates to cleanup, abatement or other actions in connection with environmental liabilities;

         (h) a contract containing a covenant limiting the freedom of the Company or any of its subsidiaries to engage in any line of business similar to the business currently conducted by it or to compete with any person or entity in a similar business;

         (i) an employment, severance or consulting contract with an employee or former employee of the Company or any of its subsidiaries that is not terminable at will by the Company or its subsidiaries;

         (j)      a collective bargaining agreement relating to the Employees;

         (k)      a  contract  for  capital  expenditures or the  acquisition or
                  construction of  fixed  assets  which  requires   payments  in
                  excess of $100,000;

         (l) a licence to use computer software (other than off-the-shelf software marketed to the public generally) used or held for use by the Company or its subsidiaries and involving aggregate payments of more than $100,000;

         (m) a contract to which the Company or any of its subsidiaries is a party, a breach or default under which could reasonably be expected to have a Material Adverse Effect; or

         (n) that is otherwise material to the business and operations of the Company and its subsidiaries.

"Meeting Circular" means the management information circular and accompanying notice of a special meeting mailed to the holders of Exchangeable Shares to consider, and if deemed advisable, to pass, without variation, the Exchangeable Share Resolution necessary in order to complete the Exchangeable Share Redemption;

"OSC" means the Ontario Securities Commission;

"Owned  Intellectual  Property"  has the  meaning  ascribed  thereto  in section
6(w)(i);

"Person" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

"Reports" has the meaning ascribed thereto in section 6(g);

"Securities Act" means the Securities Act (Ontario) as now in effect and as it may be amended from time to time prior to the Expiry Time;

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest, other than (i) mechanics', materialmen's and similar liens, (ii) liens for Taxes not yet due and payable, (ii) money purchase liens and liens securing rental payments under capital lease arrangements, and (iv) other liens arising out of the ordinary course of business and not incurred in connection with the borrowing of money;

"Shareholders" means the holders of the Common Shares;

"Specified   Representations  and  Warranties"  means  the  representations  and warranties of the Company set forth in sections 6(a), (b), (c), (d), (e), (f) and (h) and sections 6(cc)-(ee) of this Agreement;

"subsidiary" has the meaning ascribed thereto in the Securities Act;

"Superior Proposal" has the meaning ascribed thereto in section 8(a);

"Tax" and "Taxes" means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security premiums, workers' compensation premiums, employment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing, and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) by contract, as a result of being a "transferee" (within the meaning of section 6901 of the United States Internal Revenue Code or any other applicable Laws) of another entity or a member of an affiliated or combined group, or otherwise;

"Tax Returns" means all returns, declarations, elections, reports, information returns and statements required to be filed with any taxing authority relating to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax; and

"Year 2000 Problem" shall have the meaning ascribed thereto in section 6(bb).




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


                                  SCHEDULE "C"

                        APPROPRIATE REGULATORY APPROVALS



(i)      Advanced Ruling Certificate under the Competition Act (Canada).

                                  SCHEDULE "D"

                   FORM OF TIGERTEL SERVICES IRREVOCABLE PROXY


                                   [omitted]